UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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The Interpublic Group of Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

April 25, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Thursday, May 24, 2007. The meeting will be held in the MT&R Theater of The Museum of Television & Radio, 25 West 52nd Street, New York, New York.

The business to be considered is described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to these matters, we will present a report on the state of our company.

We hope you will be able to attend.

Sincerely,
Michael I. Roth
Chairman of the Board
and Chief Executive Officer

THE INTERPUBLIC GROUP OF COMPANIES, INC.
1114 Avenue of the Americas
New York, New York 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2007

The Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc. (“Interpublic”) will be held in the MT&R Theater of The Museum of Television & Radio, 25 West 52nd Street, New York, New York, on Thursday, May 24, 2007, at 9:30 A.M., Eastern Time, for the following purposes:

1.                To elect nine directors;

2.                To confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Interpublic for the year 2007;

3.                To consider and vote upon the stockholder proposal entitled “Separate the Roles of CEO and Chairman”;

4.                To consider and vote upon the stockholder proposal entitled “Special Shareholder Meetings”; and

5.                To transact such other business as may properly come before the meeting and any adjournment thereof.

The close of business on April 2, 2007 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment thereof.

By Order of the Board of Directors,
Nicholas J. Camera
Secretary
Dated: April 25, 2007

Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States, or vote over the phone or Internet. The proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so. You will find instructions to follow if you wish to revoke your proxy on page 1 of this Proxy Statement.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

PROXY STATEMENT

GENERAL

Introduction

The Interpublic Group of Companies, Inc. (“Interpublic”) is furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Interpublic of proxies to be voted at the Annual Meeting of Stockholders, which will be held in the MT&R Theater of The Museum of Television & Radio, 25 West 52nd Street, New York, New York, at 9:30 A.M., Eastern Time, on Thursday, May 24, 2007.

Interpublic’s principal executive office is located at 1114 Avenue of the Americas, New York, NY 10036. This Proxy Statement and the enclosed form of proxy, together with Interpublic’s Annual Report to Stockholders, are first being sent to stockholders on or about April 25, 2007.

Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. Your proxy may be revoked at any time prior to its exercise by giving written notice to our Secretary at The Interpublic Group of Companies Inc., 1114 Avenue of the Americas, New York, NY 10036, by delivering a later dated proxy, or by voting in person at the meeting.

If you do not attend the Annual Meeting, or if you attend and do not vote in person, the shares represented by your proxy will be voted in accordance with your instructions on the matters set forth in items 1 through 4. If no voting instructions are given with respect to any one or more of the items, a duly executed proxy will be voted on the uninstructed matter or matters as follows:

•       FOR the Board’s nominees for election as directors;

•       FOR the confirmation of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as independent registered public accounting firm for 2007;

•       AGAINST the stockholder resolution requiring the separation of the roles of chief executive officer and chairman; and

•       AGAINST the stockholder resolution regarding the calling of special shareholder meetings.

A duly executed proxy also may be voted in the discretion of the proxy holders on any other matter submitted to a vote at the meeting.

Outstanding Shares

The record date for the Annual Meeting is April 2, 2007. The outstanding capital stock of Interpublic at the close of business on April 2, 2007 consisted of 468,685,378 shares of Common Stock, and 525,000 shares of 5.25% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”). Holders of Interpublic’s Common Stock are the only security holders entitled to vote at this meeting of stockholders. Each share of Common Stock is entitled to one vote on each matter that is submitted to a vote of stockholders at the meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning direct and indirect beneficial ownership of Interpublic’s Common Stock as of December 31, 2006 by persons known to Interpublic to have beneficial ownership of more than 5% of the Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class
Ariel Capital Management, LLC	29,205,376	(2)	6.6%
200 E. Randolph Drive Suite 2900 Chicago, IL 60601
AXA Financial, Inc.	34,216,113	(3)	7.8%
1290 Avenue of the Americas New York, NY
ClearBridge Advisors, LLC	27,209,780	(4)	6.17%
ClearBridge Asset Management, Inc. Smith Barney Fund Management 399 Park Avenue New York, NY 10022
Dodge & Cox	47,044,653	(5)	10.7%
555 California Street, 40th Floor San Francisco, CA 94104
Franklin Resources, Inc.	57,777,414	(6)	13.1%
One Franklin Parkway San Mateo, CA 94403
Hotckis and Wiley Capital Management, LLC	22,697,150	(7)	5.10%
725 S. Figueroa Street 39th Fl Los Angeles, CA 90017
Lord Abbett & Co. LLC	37,346,377	(8)	8.47%
90 Hudson Street Jersey City, NJ 07302

(1)          The rules of the Securities Exchange Commission (“SEC”) deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership of the security within 60 days, for example through the conversion of notes or preferred stock.

(2)          This disclosure is based on information supplied by Ariel Capital Management, LLC (“Ariel”) in an Amendment No. 1 to a Schedule 13G filed with the SEC on February 13, 2007, in which Ariel reported that it is an investment adviser that has sole voting power with respect to 25,831,966 shares of Common Stock and sole dispositive power with respect to 29,038,346 shares of Common Stock.

(3)          This disclosure is based on information supplied by AXA Financial, Inc. (“AXA Financial”) in an Amendment No. 3 to a Schedule 13G filed with the SEC on February 13, 2007, in which AXA Financial reports that its subsidiaries, Alliance Capital Management L.P. and AXA Equitable Life Insurance Company collectively have sole voting power with respect to 17,863,663 and shared voting power with respect to 4,121,982_shares of Common Stock and sole dispositive power with respect to 34,185,961 and shared dispositive power with respect to 30,152 shares of Common Stock.

(4)          This disclosure is based on information supplied by ClearBridge Advisors, LLC, ClearBridge Asset Management, Inc. and Smith Barney Fund Management (the “Investment Group”) in a Schedule 13G filed with the SEC on February 8, 2007, in which the members of the Investment Group report that collectively they have shared voting power with respect to 24,292,615 shares of Common Stock and shares dispositive power with respect to 27,209,780 shares of Common Stock.

(5)          This disclosure is based on information supplied by Dodge & Cox (“Dodge”) in an Amendment No. 2 to a Schedule 13G filed with the SEC on February 13, 2007, in which Dodge reported that it is an investment adviser that has sole voting power with respect to 44,201,653 shares and shared voting power with respect to 448,000 shares of Common Stock and sole dispositive power with respect to 47,044,653 shares of Common Stock.

(6)          This disclosure is based on information supplied by Franklin Resources, Inc. (“Franklin”) in an Amendment No. 2 to a Schedule 13G filed with the SEC on February 5, 2007, in which Franklin reported that it is a holding company of a group of investment management companies that in the aggregate have sole voting power with respect to 52,531,407 shares of Common Stock and sole dispositive power with respect to 57,432,374 and shared dispositive power with respect to 132,640 shares of Common Stock.

(7)          This disclosure is based on information supplied by Hotckis and Wiley Capital Management, LLC (“Hotckis”) in a Schedule 13G filed with the SEC on February 14, 2007, in which Hotckis reported that it is an investment adviser that has sole voting power with respect to 13,204,350 shares of Common Stock and sole dispositive power with respect to 22,697,150 shares of Common Stock.

(8)          This disclosure is based on information supplied by Lord, Abbett & Co. LLC (“Lord Abbett”) in an Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2007, in which Lord Abbett reported that it is an investment adviser that has sole voting power with respect to 36,158,877 shares of Common Stock and sole dispositive power with respect to 37,346,377 shares of Common Stock.

SHARE OWNERSHIP OF MANAGEMENT

The following table sets forth information concerning the direct and indirect beneficial ownership of Interpublic’s Common Stock as of April 2, 2007 by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers of Interpublic as a group:

Name of Beneficial Owner	Common Stock Ownership(1)(2)(3)(4)(5)	Options Exercisable Within 60 Days	Total
Frank J. Borelli	26,169	14,510	40,679
Reginald K. Brack	34,169	14,510	48,679
Jill M. Considine	24,669	14,510	39,179
John J. Dooner, Jr.	973,913	1,043,051	2,016,964
Stephen A. Gatfield	106,364	30,000	136,364
Richard A. Goldstein	21,900	6,000	27,900
H. John Greeniaus	62,889	4,000	66,889
William T. Kerr	16,069	0	16,069
Philippe Krakowsky	76,866	64,337	141,203
Frank Mergenthaler	79,328	0	79,328
Michael I. Roth	555,104	205,951	761,055
J. Phillip Samper	36,151	14,510	50,661
Timothy A. Sompolski	71,447	63,745	135,192
David M. Thomas	10,869	0	10,869
All directors and executive officers as a group	2,229,093	1,764,353	3,993,446

(1)          The rules of the SEC deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days, for example through the exercise of a stock option. Common Stock ownership set forth in this table includes unvested shares of restricted stock awarded under any of the 2006 Performance Incentive Plan, 2004 Performance Incentive Plan, the 2002 Performance Incentive Plan, the 1997 Performance Incentive Plan, the Interpublic Outside Directors’ Stock Incentive Plan and the Interpublic Non-Management Directors’ Stock Incentive Plan due to the right of the persons identified to exercise voting power with respect to the shares. Except as otherwise indicated, each person has sole voting and sole dispositive power over the shares indicated as beneficially owned.

(3)          No individual identified in the table has, nor do the directors and executive officers as a group, beneficial ownership of more than 1% of the outstanding shares of Common Stock.

(4)          Includes for Mr. Goldstein 800 shares owned by his spouse.

(5)          No executive officer or director of Interpublic has pledged as security any shares of Common Stock.

(6)          No executive officer or director of Interpublic is a beneficial owner of any shares of the Series B Preferred Stock.

Voting

Each director shall be elected by a majority of the votes cast “for” his or her election.

In March 2006, Interpublic’s Bylaws were amended to provide that the election of each director requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except that in a contested election where the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. Accordingly, at the 2007 Annual Meeting, a nominee will be elected as a director only if the holders of a majority of the shares present and entitled to vote cast votes “for” his or her election. In accordance with Interpublic’s Bylaws, any incumbent nominee who fails to receive the necessary vote “for” his or her election is required to resign from the Board no later than 120 days after the date of the certification of the election results.

Approval of Items 2 through 4 will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Interpublic’s transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted as shares present for the purpose of determining whether there is a quorum present for the conduct of business at the Annual Meeting. For Items 2 through 4, shares that are the subject of an abstention are included as shares entitled to vote on the matter and, therefore, have the same effect as a vote against the matter, and shares, if any, that are the subject of a broker non-vote with respect to a particular matter are not included as shares entitled to vote on that matter.

Stockholder Proposals To Be Presented At 2008 Annual Meeting

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders scheduled to be held on May 22, 2008, must be received by Interpublic by December 29, 2007, and must comply with applicable SEC regulations, in order to be considered for inclusion in Interpublic’s Proxy Statement and form of proxy relating to that meeting. If notice of a proposal intended to be presented at the Annual Meeting is not received by Interpublic before March 21, 2008, the persons named as proxies in Interpublic’s 2008 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.

1.   ELECTION OF DIRECTORS

The Board of Directors, on the recommendation of the Corporate Governance Committee, has nominated the individuals listed below as its candidates for election as directors at the Annual Meeting. Persons elected as directors at the Annual Meeting will hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain biographical information concerning each of the nominees is provided below. All of the nominees are currently serving as directors of Interpublic. The Board of Directors believes that each of the nominees will be available and able to serve as a director. However, if for any reason any of the nominees is unable to serve, all proxies will be voted for the remainder of the nominees and, unless the size of the Board of Directors is reduced, for a replacement nominee designated by the Board of Directors having due regard for any recommendation of the Corporate Governance Committee.

The following information with respect to the principal occupation or employment, recent employment history, age and directorships in other companies is as of January 31, 2007, and has been furnished or confirmed to Interpublic by the respective nominees.

FRANK J. BORELLI has been a Senior Adviser to Stone Point Capital, a former wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh & McLennan”) since his retirement on January 2, 2001. Prior to that time he was Senior Vice President of Marsh & McLennan from January through December 2000 and was Senior Vice President and Chief Financial Officer from 1984 through 1999. He is a director of Express Scripts, Inc. and Genworth Financial, Inc. and was a director of Marsh & McLennan until September 30, 2000. Mr. Borelli has been a director of Interpublic since 1995. Age 71.

REGINALD K. BRACK is the Former Chairman and Chief Executive Officer of Time, Inc. From September 1994 to June 1997, Mr. Brack was Chairman of Time, Inc. and was its Chairman, President and Chief Executive Officer from December 1986 until August 1994. Mr. Brack also serves on the Board of Directors of Quebecor World, Inc. Mr. Brack is a member of the Advertising Hall of Fame. Mr. Brack has been a director of Interpublic since 1996. Age 69.

JILL M. CONSIDINE has been Chairman of The Depository Trust & Clearing Corporation since 1999. She was Chairman and Chief Executive Officer of The Depository Trust & Clearing Corporation from 1999 to 2006. The Depository Trust & Clearing Corporation is a holding company that is the parent of various securities clearing corporations and The Depository Trust Company which is a large securities depository limited purpose trust company and clearing corporation. She was President of the New York Clearing House Association from 1993 to 1998. Ms. Considine served as Managing Director, Chief Administrative Officer and a member of the Board of Directors of American Express Bank, Ltd. from 1991 to 1993. She also serves on the Board of Directors of Ambac Financial Group, Inc. and the Federal Reserve Bank of New York. Ms. Considine has been a director of Interpublic since February 1997. Age 62.

RICHARD A. GOLDSTEIN retired as Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. (IFF) in May, 2006 after serving in that position for six years. Prior to his six years leading IFF, Mr. Goldstein served for 25 years in key executive positions at Unilever, including as Business Group President of Unilever North American Foods from 1996 to June 2000 and as President and Chief Executive Officer of Unilever United States, Inc. from 1989 to June 2000. Mr. Goldstein is also a Director of Fiduciary Trust Company International and Fortune Brands. Mr. Goldstein has been a director of Interpublic since 2001. Age 65.

H. JOHN GREENIAUS has been President of G-Force, Inc. since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. Prior to 1993, Mr. Greeniaus held various marketing and general management positions in the U.S., Canada, and the U.K. with Nabisco,

PepsiCo, J. Walter Thompson and Procter & Gamble. He also serves on the Board of Directors of Primedia Inc. Mr. Greeniaus has been a director of Interpublic since December 2001. Age 62.

WILLIAM T. KERR has been Chairman of Meredith Corporation since 1998. He was Chairman and Chief Executive Officer of Meredith Corporation from 1998 to 2006. He was President and Chief Executive Officer of Meredith Corporation from 1997 to 1998. Mr. Kerr served as President and Chief Operating Officer for Meredith Corporation from 1994 through 1997 and as Vice President of Meredith Corporation and President of its Magazine Group from 1991 through 1994. Prior to that time, Mr. Kerr served as Vice President of The New York Times Company and President of its magazine group, a position he held since 1984 Mr. Kerr also serves on the Board of Directors of the Principal Financial Group and the Whirlpool Corporation. Mr. Kerr has been a director of Interpublic since October 2006. Age 65.

MICHAEL I. ROTH became Chairman of the Board and Chief Executive Officer of Interpublic, effective January 19, 2005. Prior to that time Mr. Roth served as Chairman of the Board of Interpublic from July 13, 2004 to January 2005. Mr. Roth served as Chairman and Chief Executive Officer of The MONY Group Inc. from February 1994 to June 2004. On September 1, 2006, Mr. Roth also serves on the Board of Directors of Pitney Bowes Inc. and Gaylord Entertainment Company. Mr. Roth has been a director of Interpublic since February 2002. Age 61.

J. PHILLIP SAMPER has been Founding Partner of Gabriel Venture Partners L.L.C. since December 1998 and was Chief Executive Officer and President of Avistar Systems Corp. from 1997 to October 1998. Prior to that time, Mr. Samper was Chairman, Chief Executive Officer and President of Quadlux, Inc. from 1996 to 1997. He was Chairman and Chief Executive Officer of Cray Research, Inc. during 1995 and was President of Sun Microsystems Computer Corporation from 1994 to 1995. Mr. Samper was Vice Chairman and Executive Officer of the Eastman Kodak Company from 1986 to 1989 and a member of the Board of Directors from 1983 to 1989. He was President and Chief Executive Officer of Kinder-Care Learning Centers from 1990 to 1991. Mr. Samper has been a director of Interpublic since 1990. Age 72.

DAVID M. THOMAS has been the Executive Chairman of IMS Health Inc. (“IMS”) since January 2005. From November 2000 until January 2005, Mr. Thomas served as Chairman and Chief Executive Officer of IMS. Prior to joining IMS, Mr. Thomas was Senior Vice President and Group Executive of IBM from January 1998 to July 2000. Mr. Thomas also serves on the Board of Directors of Fortune Brands Inc. Mr. Thomas has been a director of Interpublic since October 2004. Age 58.

CORPORATE GOVERNANCE PRACTICES

Corporate Governance Guidelines

Interpublic has a strong commitment to sustaining sound corporate governance practices. Interpublic’s Corporate Governance Guidelines are available free of charge on Interpublic’s website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

Director Independence

In accordance with New York Stock Exchange (“NYSE”) listing standards (the “NYSE Listing Standards”), the Board annually evaluates the independence of each member of the Board of Directors under the independence standards set forth in Interpublic’s Corporate Governance Guidelines, and under the applicable rules of the SEC and NYSE Listing Standards. Interpublic’s Director Independence Standards are included in Interpublic’s “Corporate Governance Guidelines” available at the website noted above.

Interpublic has nine directors, one of whom, Michael I. Roth, is an employee of Interpublic (who is referred to in this Proxy Statement as the “Management Director”) and eight of whom are not employees of Interpublic or its subsidiaries (those non-employee directors are referred to in this Proxy Statement as “Non-Management Directors” or “Outside Directors”). Of the eight Non-Management Directors, the Corporate Governance Committee has determined, at its meeting held on February 28, 2007, that Ms. Considine and Messrs. Brack, Goldstein, Greeniaus, Kerr, Samper and Thomas are each independent directors. Under the NYSE Listing Standards, Mr. Borelli is deemed not to be independent because his son is a principal of Deloitte & Touche, to which Interpublic has outsourced its internal audit function. Mr. Borelli’s son is not a certified public accountant and is not engaged in providing services to Interpublic. All of the members of the Compensation Committee, the Corporate Governance Committee and the Audit Committee are independent Directors.

Meeting of Independent Directors

The NYSE Listing Standards require that if the group of Non-Management Directors includes one or more directors that are not independent, then at least once annually, the Non-Management Directors should hold an executive session that includes only independent directors. The Board held an executive session of its independent directors on March 29, 2007. Mr. Goldstein served as the Chairperson of the executive session.

Director Selection Process

The Corporate Governance Committee is charged with the responsibilities described in this Proxy Statement below under the heading “Principal Committees of the Board of Directors—Corporate Governance Committee.”

One of the Committee’s responsibilities is to identify and recommend to the Board candidates for election as directors. The Committee considers candidates suggested by its members, other directors, senior management and shareholders as necessary in anticipation of upcoming director elections or due to Board vacancies. The Committee is given broad authorization to retain, at the expense of Interpublic, external legal, accounting or other advisers including the retention of search firms to identify candidates and to perform “background reviews” of potential candidates. The Committee is expected to provide guidance to search firms it retains about the particular qualifications the Board is then seeking. No search firms or other advisers were retained in the past fiscal year to identify director candidates.

All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials, including:

•                    their business and professional achievements, knowledge, experience and background, particularly in light of the principal current and prospective businesses of Interpublic and the strategic challenges facing Interpublic and its industry as a whole;

•                    their integrity and independence of judgment;

•                    their ability and willingness to devote sufficient time to Board duties;

•                    their qualifications for membership on one or more of the committees of the Board;

•                    their potential contribution to the diversity and culture of the Board;

•                    their educational background;

•                    their independence from management under NYSE Listing Standards and Interpublic’s Corporate Governance Guidelines;

•                    the needs of the Board and Interpublic; and

•                    the Board’s policies regarding the number of boards on which a director may sit, director tenure, retirement and succession as set out in Interpublic’s Corporate Governance Guidelines.

In determining the needs of the Board and Interpublic, the Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), the CEO and other members of senior management and, where appropriate, external advisers. All directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.

Director candidates, other than sitting directors, are interviewed by members of the Committee and by other directors, the CEO and other key management personnel, and the results of those interviews are considered by the Committee in its deliberations. The Committee also reviews sitting directors who are considered potential candidates for re-election, in light of the above considerations and their past contributions to the Board.

Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of its Chairperson, at The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036. Any recommendations will be considered for the next annual election of directors in 2008. A recommendation should include the candidate’s name, biographical data and a description of his or her qualifications in light of the criteria listed above. If Interpublic receives in a timely manner, in accordance with the SEC requirements, any recommendation of a director candidate from a shareholder, or group of shareholders, that beneficially owns more than 5% of Interpublic’s Common Stock for at least one year as of the date of recommendation, as determined under SEC rules, Interpublic will disclose in its proxy statement the names of the recommending shareholder(s) and the candidate if the shareholder (or each member of the group) and the candidate consent in writing to that disclosure.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND NON-MANAGEMENT DIRECTORS

Interested parties may contact Interpublic’s Board of Directors, or the Non-Management Directors as a group, at the following address:

Board of Directors or Non-Management Directors, as applicable
The Interpublic Group of Companies, Inc.
1114 Avenue of the Americas
New York, NY 10036

Communications may also be sent to individual directors at the above address. Communications to the Board, the Non-Management Directors or to any individual director that relate to Interpublic’s accounting, internal accounting controls or auditing matters will also be referred to the Chairperson of the Audit Committee. Other communications will be referred to the Presiding Director (whose responsibilities are described below) or the appropriate committee chairperson.

CODE OF CONDUCT

Interpublic has adopted a code of ethics, known as the Code of Conduct, which applies to all employees of Interpublic and its subsidiaries and affiliates. Interpublic’s Corporate Governance Guidelines provide that members of the Board of Directors and officers (which includes Interpublic’s Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions) must comply with the Code of Conduct. In addition, the Corporate Governance Guidelines state that the Board will not waive any provision of the Code of Conduct for any Director or executive officer. The Code of Conduct, including future amendments, is available free of charge on Interpublic’s website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary.

MEETINGS AND COMMITTEES OF THE BOARD

Board Structure and Committees

Interpublic has nine members of the Board of Directors consisting of one Management Director and eight Non-Management Directors. The standing committees of the Board consist of the Executive Committee, the Compensation Committee, the Corporate Governance Committee and the Audit Committee. The activities of the Compensation Committee, the Corporate Governance Committee and the Audit Committee are each governed by a charter that is available free of charge on Interpublic’s website at http://www.interpublic.com or by writing to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary. A description of the responsibilities of each standing Committee of the Board is provided in this Proxy Statement below under the heading “Principal Committees of the Board of Directors.”

Attendance at Board of Directors and Committee Meetings

The Corporate Governance Guidelines provide that each director is expected to prepare for, attend and participate in, at least 75% of all meetings of the Board, absent special circumstances. The Board of Directors of Interpublic held ten meetings in 2006 and committees of the Board held a total of 20 meetings. During 2006, each director attended 75% or more of the total number of meetings of the Board of Directors and committees on which he or she served.

Attendance at Annual Meeting of Stockholders

Interpublic does not have a specific policy for attendance by directors at the Annual Meeting of Stockholders. However, each current director attended the 2006 Annual Meeting.

Principal Committees of The Board of Directors

The table below provides 2006 membership information for each of the Board Committees.

Name	Audit		Compensation		Corporate Governance		Executive
Frank Borelli							X
Reginald K. Brack			X	*	X		X
Jill M. Considine					X	*	X
Richard A. Goldstein**	X	*			X		X
H. John Greeniaus	X		X
William T. Kerr	X		X
Michael I. Roth							X	*
J. Phillip Samper	X		X		X
David Thomas	X				X
2006 Meetings	10		6		4		0

*                    Chair

**             Presiding Director

Executive Committee

The Executive Committee is authorized, when the Board of Directors is not in session, to exercise all powers of the Board of Directors which, under Delaware law and the By-Laws of Interpublic, may properly be delegated to a committee, except certain powers that have been delegated to other committees of the Board of Directors. Due to the frequency in number of meetings of the Board and other committees of the Board, the Executive Committee did not hold any meetings in 2006.

Corporate Governance Committee

The Corporate Governance Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors and the membership and chairman of each Board committee. The other responsibilities of the Corporate Governance Committee include the establishment of criteria for membership on the Board and its committees, the review and recommendation to the Board as to the independence of Non-Management Directors under the standards set forth in Interpublic’s Corporate Governance Guidelines and the NYSE Listing Standards, the evaluation on an annual basis of the collective performance of the Board and the Board’s committees, the recommendation to the Board of compensation and benefits for Non-Management Directors, and the review, the continual assessment and the recommendation to the Board of the best practices in corporate governance matters generally. The Corporate Governance Committee held four meetings in 2006.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the internal and external audit processes. In addition, the Audit Committee provides an avenue for communication among internal audit, the independent auditors, financial management and the Board. The Audit Committee also is responsible for the selection and retention of Interpublic’s independent auditors and the review of their compensation, subject to approval of the Board of Directors. Specific activities of the Committee are described in the Audit Committee Report below. Each member of the Audit Committee is independent in accordance with the standards set forth in Interpublic’s Corporate Governance Guidelines and under the applicable rules of the SEC and NYSE. The Board has determined that each member of the Audit Committee qualifies as an

“audit committee financial expert” within the meaning of applicable SEC rules. The Audit Committee held ten meetings in 2006.

Compensation Committee

The Compensation Committee is responsible for the adoption and periodic review of a remuneration strategy for Interpublic and its subsidiaries, which ensures that executive compensation for key senior executives is designed to incentivize and reward long-term growth, profitability and return to stockholders.

The Compensation Committee is responsible for approving the compensation paid to senior executives of Interpublic and its subsidiaries. For these purposes, compensation is deemed to include: (1) salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including annual and long-term performance incentive awards under Interpublic’s 2006 Performance Incentive Plan, (4) insurance paid for by Interpublic or any of its subsidiaries other than group plans, (5) annuities and individual retirement arrangements, (6) Special Deferred Benefit Agreements, (7) Interpublic’s Senior Executive Retirement Income Plan (“SERIP”), and (8) Interpublic’s Capital Accumulation Plan. The Compensation Committee also administers the 2006 Performance Incentive (and its predecessors, the 2004 Performance Incentive Plan, the 2002 Performance Incentive Plan, the 1997 Performance Incentive Plan, the Long-Term Performance Incentive Plan, the Management Incentive Compensation Plan and the 1996 Stock Incentive Plan) and the Employee Stock Purchase Plan (2006).

The Committee approves any newly adopted or major changes made to these plans and makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The Committee also reviews initiatives of Interpublic and its subsidiaries to retain and develop key employees on an ongoing basis and coordinates, manages and reports to the Board on the annual performance evaluation of key executives of Interpublic. In addition, the Committee is authorized, if appropriate, to hire experts or other independent advisers or legal counsel, at Interpublic’s expense, to assist the Committee in the discharge of its duties. The Compensation Committee held six meetings in 2006.

The Committee’s primary processes for establishing and overseeing executive compensation can be found below in the Compensation Discussion and Analysis under the heading “Committee Processes.”

Presiding Director

Interpublic created the position of Presiding Director of the Board in November 2002. The Presiding Director of the Board helps to coordinate communications between the Board and management of Interpublic. Specifically, the Presiding Director convenes and chairs meetings of the Non-Management Directors, coordinates and develops the agenda for, and chairs executive sessions of, the Non-Management Directors, coordinates feedback to the Chairman and Chief Executive Officer on behalf of the Non-Management Directors regarding business issues and management, and coordinates and develops with the Chairman of the Board and Chief Executive Officer the agendas and presentations for meetings of the Board together with the informational needs associated with those agendas and presentations. Mr. Goldstein currently serves as the Presiding Director.

Review and Approval of Transactions with Related Persons

Interpublic’s Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of Interpublic, except for transactions that are disclosed and approved in advance. Interpublic has adopted a written policy (the “Related Person Transaction Policy”) for approval of any transaction, agreement or relationship between Interpublic or any of its consolidated subsidiaries on the one hand, and a Related Person (a “Related Person Transaction”).

A “Related Person” is defined as any (i) director, nominee for election as a director, or executive officer of Interpublic or a nominee for director or any of their immediate family members (as defined by the Related Person Transaction Policy); (ii) any entity, including not-for-profit and charitable organizations, controlled by or in which any of the foregoing persons have a substantial beneficial ownership interest; or (iii) any person who is known to be, at the time of the transaction, the beneficial owner of more than 5% of the voting securities of Interpublic or an immediate family member of such person.

Under the policy, Related Person Transactions do not include any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by the Compensation Committee for approval by the Board.

To facilitate compliance with the policy,  the Code of Conduct requires that employees, including directors and executive officers, report circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of Interpublic, regardless of the amount involved, to Interpublic’s Chief Risk Officer using Interpublic’s Compliance Report Form. Each director and executive officer annually confirms to the Company certain information about related person transactions as part of the preparation of Interpublic’s Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions must also confirm such information. Management also reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of Interpublic’s voting securities.

The Audit Committee reviews transactions subject to the Related Person Transaction Policy and determines whether or not to approve or disapprove those transactions, by examining whether or not the transactions are fair, reasonable and within Interpublic policy. The Audit Committee makes it determination, by taking into account all relevant factors and the controls implemented to protect the interests of Interpublic and its shareholders, including the following:

•       the benefits of the transaction to Interpublic;

•       the terms of the transaction and whether they are arm’s-length and in the ordinary course of Interpublic’s business;

•       the direct or indirect nature of the related person’s interest in the transaction;

•       the size and expected term of the transaction; and

•       other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

No director may participate in any consideration or approval of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions entered into, but not approved or ratified as required by the Related Person Transaction Policy, are subject to termination by Interpublic. If the transaction has been completed, the Audit Committee will consider if rescission of the transaction is appropriate and whether disciplinary action is warranted.

NON-MANAGEMENT DIRECTOR COMPENSATION

Annual Board/Committee Retainer Fees

During 2006, each Non-Management Director received as cash compensation for services rendered an annual retainer of $40,000, a fee of $1,500 for each meeting of the Board attended and a fee of $1,500 for each committee meeting attended. Effective January 1, 2007, each Non-Management Director receives as cash compensation for services rendered an annual retainer of $80,000, and no additional compensation for attendance at Board or committee meetings.

The Chairperson of the Compensation Committee and the Chairperson of the Corporate Governance Committee each receives an additional retainer of $7,500 per year and the Chairperson of the Audit Committee receives an additional retainer of $10,000 per year.

Presiding Director Retainer Fees

As Presiding Director of the Board, Mr. Goldstein received an annual retainer of $50,000.

Non-Management Directors Plan

Each Non-Management Director also receives, as consideration for services rendered as a member of the Board, stock-based compensation under the Interpublic Non-Management Directors’ Stock Incentive Plan, which was approved by the stockholders in 2004 (the “Non-Management Directors’ Plan”). The Non-Management Directors’ Plan provided for an annual grant to each Non-Management Director of (i) 800 shares of Interpublic Common Stock that are not subject to transfer restrictions or forfeiture and (ii) at the election of each Non-Management Director, either (a) 1,600 restricted shares of Interpublic Common Stock or (b) 1,600 restricted share units (collectively, the “Former Grants”).  No restricted stock units have been issued under the Non-Management Directors’ Plan. With respect to the Restricted Shares granted prior to 2007, the recipient has all rights of ownership, including the right to vote and to receive dividends, except that, prior to the expiration of the earlier to occur of (i) the three-year period after the date of grant or (ii) the retirement of the director on or after the first anniversary of the date of grant (the “Restricted Period”), the recipient is prohibited from selling or otherwise transferring the shares. If, on or after the first anniversary of the grant of Restricted Shares and prior to the expiration of the Restricted Period, the recipient’s service as a director terminates for any reason (including death), the restrictions will lapse immediately in proportion that the number of months that have elapsed since the date of grant bears to the total number of months of the Restricted Period, and the remainder of such Restricted Shares will be forfeited. If the recipient’s service as a director terminates for any reason (including death) before the first anniversary of the date of grant, all such Restricted Shares or Share Units will be forfeited.

Effective January 1, 2007, the Corporate Governance Committee revised the compensation arrangements under the Non-Management Directors Plan to provide for an annual grant to each Non-Management Director of Restricted Shares having a market value of $80,000 on the date of grant (the “New Restricted Shares”). If a recipient of New Restricted Shares retires from service as a director, the restrictions will lapse immediately for any New Restricted Shares that were granted at least one year prior to the date of retirement. If the recipient’s service as a director terminates for any reason (including death) before the first anniversary of the date of grant, all such New Restricted Shares will be forfeited.

The Corporate Governance Committee, which is responsible for the administration of the Non-Management Directors’ Plan, may in its discretion direct Interpublic to make cash payments to the recipient of any Restricted Shares to assist in satisfying the federal income tax liability with respect to the receipt or vesting of any Restricted Shares awarded under the Non-Management Directors Plan.

On January 31, 2007, in accordance with the Non-Management Directors’ Plan, each of Ms. Considine and Messrs. Borelli, Brack, Goldstein, Greeniaus, Kerr, Samper and Thomas received a grant of 6,069 Restricted Shares.

Deferred Compensation

Mr. Goldstein and Ms. Considine each has an agreement with Interpublic for the deferral of all fees that the individual is entitled to receive as a director or as a member of any committee of the Board of Directors. The amounts deferred earn credits equivalent to interest in accordance with the terms of Interpublic’s Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements. Payments of the amounts deferred, together with accrued interest, will be made to the director, or his or her designated beneficiaries, as the case may be, in a lump-sum upon the director’s death, disability or retirement from the Board.

Both Ms. Considine and Mr. Goldstein have elected to receive all director fees on a current basis beginning with fees for services performed on and after January 1, 2007.

Outside Directors’ Pension Plan

Each Non-Management Director who, as of December 31, 1995, had accumulated at least five years of service is entitled to receive an annual retirement benefit under the Interpublic Outside Directors’ Pension Plan (the “Outside Directors’ Pension Plan”). In general, the benefit becomes payable in the month following the month the director leaves the Board. The benefit is equal to the amount of the annual retainer paid to the director as a Board member in the year in which he or she ceased to serve as a director and will be paid for the same number of years as the director’s years of service, up to a maximum of 15 years. In the event of the death of a director with a vested retirement benefit, the then present value of the director’s unpaid retirement benefits will be paid to the surviving spouse or the estate of the director. Effective December 31, 1995, the Outside Directors’ Pension Plan was terminated, except to the extent benefits were accrued prior to termination. As a result there have been no further accruals for the benefit of existing directors under the Outside Directors’ Pension Plan for subsequent years. Any director with fewer than five years of service on the date that the Plan was terminated will not receive any benefits under the Plan. Mr. Samper is the only current director entitled to receive benefits under the Outside Directors’ Pension Plan.

The following table shows the compensation paid to Non-Management Directors for 2006.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $ (6)(7)	All Other Compensation ($)(8)	Total($)
Frank Borelli	$72,830	36,498	1,911	—	—	$20,000	$131,239
Reginald K. Brack	$79,000	45,711	1,911	—	—	$0	$126,622
Jill M. Considine	$68,500	45,711	1,911	—	0	$18,700	$134,822
Richard A. Goldstein	$112,166	36,498	1,911	—	0	$20,000	$170,575
H. John Greeniaus	$76,000	45,711	1,911	—	—	$20,000	$143,622
William T. Kerr(3)	$16,000	0	0			$0	$16,000
J. Phillip Samper	$82,000	36,498	1,911	—	0	$20,000	$140,409
David M. Thomas	$73,000	12,996	0	—	—	$20,000	$105,996

(1)          Michael Roth, Interpublic’s Chairman of the Board and Chief Executive Officer, is not included in this table as he is an employee of Interpublic and thus receives no compensation for his services as Director. The compensation received by Mr. Roth as an employee of Interpublic is shown in the Summary Compensation Table on page 35.

(2)          Reflects aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, chairmanship fees, and meeting fees and includes the following:

•       Monthly payments during 2006, ending in May 2006, to Mr. Borelli for his service as Presiding Director of the Board.

•       Monthly payments made during 2006, commencing in June of 2006, to Mr. Goldstein as Presiding Director of the Board.

•       All fees paid to Ms. Considine and Mr. Goldstein are deferred in accordance with an agreement each individual has entered into with Interpublic, which is described in greater detail on page 14, under the heading Director Deferred Compensation Arrangement.

(3)          Mr. Kerr began his term as a director on October 26, 2006 following his election by the Board of Directors.

(4)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), excluding estimated forfeitures, of awards pursuant to the Non-Management Directors Plan (and its predecessor, the Interpublic Outside Directors’ Stock Incentive Plan) and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 14 to Interpublic’s audited financial statements for the fiscal year ended December 31, 2006 included in Interpublic’s Annual Report on Form 10-K filed with the SEC on February 28, 2007. On January 19, 2006, each of the directors, other than Mr. Kerr, received a grant of (i) 800, Freely-Tradable Shares and (ii) 1600 Restricted Shares. The “grant date fair value” of the shares awarded to the directors, calculated in accordance with Financial Accounting Standard No. 123R, based on the average high and low shares price of Interpublic common stock ($10.04) on the grant date, is $24,096. The grants were made in accordance with the Non-Management Directors Plan, which is described in greater detail on page 14, under the heading “Non-Management Directors Plan.”

(5)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), excluding estimated forfeitures, of awards pursuant to the Non-Management Directors Plan (and its predecessor, the Interpublic Outside Directors’ Stock Incentive Plan) and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 14 to Interpublic’s audited financial statements for the fiscal year ended December 31, 2006 included in Interpublic’s Annual Report on Form 10-K filed with the SEC on February 28, 2007. As of December 31, 2006, each Director has the following number of options outstanding: Mr. Borelli: 14,510; Mr. Brack: 14,510; Ms Considine: 14,510; Mr. Goldstein: 6,000; Mr. Greeniaus: 4,000; Mr. Kerr: 0; Mr. Samper: 14,510; and Mr. Thomas: 0.

(6)          Ms. Considine and Mr. Goldstein each had an agreement with Interpublic for the deferral of all fees that each person is entitled to receive as a director or a member of any committee, which is described in greater detail on page 14, under the heading Deferred Compensation Arrangement. During 2006, the amounts deferred earned credits equivalent to an interest rate of 4.412%, and accordingly were not “above-market” or “preferential” as defined by SEC rules. Both Ms. Considine and Mr. Goldstein have elected to receive all director fees on a current basis beginning with fees for services performed on and after January 1, 2007.

(7)          Mr. Samper is entitled to receive benefits under the Outside Directors’ Pension Plan, which is described in greater detail on page 15, under the heading “Outside Directors’ Pension Plan.”  Mr. Samper, a director of Interpublic since 1990, achieved the maximum benefit under the Outside Directors’ Pension Plan in 2005. The payments under the plan will commence the month following his retirement from the Board. As of December 31, 2006, due to an increase in the discount rate from 2005 (5.50%) to 2006 (5.75%) the actuarial present value of Mr. Samper’s accumulated benefit under the Outside Directors’ Pension Plan” has decreased by $5,963 in 2006.

(8)          Reflects contributions made by the Company matching charitable contributions made by such Board member.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board (for the purposes of this discussion and analysis, the “Committee”) is responsible for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy, approving compensation awarded to senior corporate and operating executives, including the executive officers named in the Summary Compensation Table, and authorizing all awards under Interpublic’s 2006 Performance Incentive Plan.

Throughout this proxy statement, we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table on page 35 as the “named executive officers.”

Compensation Philosophy and Objectives

The success of our Company depends on our ability to attract, retain and motivate highly skilled individuals throughout our organization. Our executive compensation programs have been designed to enable us to secure the needed talent and to drive Interpublic’s transformation, long-term success and the creation of shareholder value.

In selecting, evaluating and administering our compensation programs, including those that apply to named executive officers and more broadly within the Company, management and the Committee are guided by several key principles:

•       Aligned with shareholders.   Our compensation should align the interests of executives and shareholders through the use of performance-based awards and equity-based compensation. Employees are our Company’s most vital asset and most significant expense, so we must make sure our investment in this resource is disciplined and designed to drive results. We regularly communicate with shareholders, and financial analysts that follow our Company, our comprehensive performance objectives in terms of improving revenue growth and operating margin. In turn, measures of organic revenue growth and operating margin form the basis of the financial performance goals of our named executive officers.

•       Performance-based.   Our compensation programs should emphasize pay-for-performance by placing a significant portion of total compensation “at risk.” A significant portion of amounts earned should be directly tied to the Company’s and/or the individual’s achievement of specific annual, long-term and strategic objectives. Our executive pay should vary based on our level of achievement of these objectives and with our ultimate goal of improving shareholder value. Our pay programs should deliver top-tier compensation for top tier company and individual results. Similarly, they should lag the market where our company and/or individual performance falls short of these objectives.

•       Market-based.   Our total compensation levels should be competitive with those at other advertising and marketing services companies, and, for some executive positions, with other labor markets and with companies undergoing similar transformations. Our compensation should reflect the size of our challenges with the eventual amounts earned tied to our ability to surmount these challenges. In some situations, we may pay a premium to the market as we must attract and retain exceptionally-talented individuals who can succeed in a turnaround environment.

•       Short- and long-term balanced.   Our programs should focus on both short- and long-term results. Our mix of pay, or the choices we make in balancing the various cash- and non-cash, short- and long-term pay elements, is influenced by the relationships we see in the market. In combination, our programs should balance our industry’s emphasis on base salaries and annual incentives with the

Company’s need to retain talent and ensure sustainable performance over longer periods. The specific mix will reflect different levels of responsibility. Employees at senior executive levels, including the named executive officers, will have an increasing proportion of their pay tied to long-term results and our stock price performance, and earned over longer periods of time. We believe this is appropriate as employees at senior executive levels in the organization have a greater ability to influence our longer-term results—for example, they make more far-reaching strategic choices, ensure the satisfaction of important clients, set broad policies, manage greater numbers of people, and/or make our biggest investment decisions.

•       Total compensation-focused.   Our compensation programs should focus on total pay and our individual compensation decisions should be made in a total pay context. In this way, we can emphasize the total benefit to executives, ensure the Company’s total cost is appropriate, identify interdependencies between the programs, and ensure our programs work together to comprehensively support our objectives.

•       Discipline.   While our programs and individual pay decisions should reflect differences in job responsibilities, labor market, geographic locations and specific business needs, the overall structure of compensation and benefits programs should be broadly similar across the Company. At management levels, these similarities should be more apparent and, at the senior executive levels, the programs, except in the most unique individual- or business-specific situations, should be common.

•       Easily understood.   Our programs should be easily understood by participants, allowing them to see direct connections between what they do, their units’ results and Interpublic’s results, and their compensation. Our programs should be practical and straightforward, clearly describing for participants the link between their pay and their direct individual accomplishments and collective contributions to the Company’s achievement of its strategic and operational objectives. For executives, this means that they understand, at the outset, the specific range of incentive compensation they could earn and our specific performance expectations for them, their operating unit and the Company overall.

•       Facilitate Interpublic careers   Talent in our industry tends to move relatively easily across all companies. We want more of this talent movement to occur within the Company and less to occur with our competitors. As a result, our programs should encourage the development of our talent so our employees are ready and able to assume positions of increasing responsibility, facilitate the movement of talent within and between our operating units, and ensure the long-term retention of this talent.

The Company’s overall compensation program comprises four principal elements: base salary, annual incentives, long-term incentives consisting of stock options, performance based shares and restricted stock awards, and retirement, perquisites and other benefits. An overview of each of the major compensation program elements is included below.

Role of Executive Officers and Management in Compensation Decisions

The Committee is responsible for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy, approving compensation awarded to senior corporate and operating executives, including the executive officers named in the Summary Compensation Table, and authorizing all awards under Interpublic’s 2006 Performance Incentive Plan.

Interpublic has established a Management Human Resources Committee (MHRC) comprising IPG’s Chairman and CEO (CEO), Chief Financial Officer (CFO), General Counsel and Chief Human Resources Officer (CHRO). With the oversight of the Committee and the MHRC, our global compensation and benefits group forms recommendations on matters of compensation and benefits philosophy, plan design, implementation, and specific individual compensation recommendations.

The Committee delegates certain responsibilities to the MHRC, which meets monthly and reviews and decides on compensation-related requests for executives that are received from the operating units, unless the executives are subject to Committee review or the requests exceed Committee-adopted approval levels. For issues related to executive compensation programs and/or individual compensation requests requiring the Committee’s approval, the MHRC will review and present recommendations to the Committee. For equity-related requests, our Board of Directors has delegated authorities to make certain approvals to Interpublic’s CEO and/or Committee Chairman, as members of the Board of Directors and committees of one. These delegations are also limited to requests below certain limits and related to individuals outside the group subject to the Committee’s review.

The Committee makes all pay decisions related to the named executive officers. The CEO will present individual pay recommendations to the Committee for the CFO, other named executive officers, and others subject to the Committee’s review. This full list of executives subject to the Committee’s specific review includes the CEO, the CEO’s corporate and operating company direct reports, and selected senior finance roles at corporate and in the principal operating units. Annually, the CEO also presents an executive talent review, covering more than 100 senior operating and staff executives and all of the named executive officers, to the Committee. The CEO’s pay recommendations are informed by his assessments of individual contributions, achievement of specified performance objectives, talent review results, competitive pay data and other factors. These recommendations are then considered by the Committee with the assistance of its compensation consultant.

The Committee makes all pay decisions related to the named executive officers. The CEO will present individual pay recommendations to the Committee for the CFO and other named executive officers. Annually, the CEO also presents an executive talent review that includes all of the named executive officers, to the Committee. The CEO’s pay recommendations are informed by his assessments of individual contributions, achievement of specified performance objectives, talent review results, competitive pay data and other factors. These recommendations are then considered by the Committee with the assistance of its compensation consultant.

The CEO, Chief Human Resources Officer, General Counsel, and Senior Vice President of Compensation and Benefits attend Committee meetings, but are not present for the executive sessions or for any discussion of their own compensation.

Role of External Consultant

The Committee has retained the services of an external compensation consultant, Hewitt Associates (“Hewitt”), to serve Interpublic and work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt on the Committee’s behalf is described below:

•       Assist the Committee in decision making with respect to executive compensation, helping to ensure that the Committee’s actions are consistent with Interpublic’s business needs, pay philosophy, prevailing market practices, and relevant legal and regulatory mandates.

•       Provide market data as background against which the Committee can consider CEO and senior management base salary, bonus, and long-term incentive awards each year.

•       Advise the Committee where needed on how best to make compensation decisions with respect to Company management while continuing to represent shareholders’ interests.

•       Provide ongoing support to management and the Committee on the latest regulatory, legal or accounting considerations that may have an impact on compensation and benefit programs.

•       Assist with the assessment and redesign of compensation or benefit programs, as desired.

•       Assist the Committee with general and specific issues relating to executive talent management, as well as management transitions that occur from time to time.

•       Apprise the Committee about best practices with regard to director compensation.

The Committee did not direct Hewitt to perform the above services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the consultant, and the Committee evaluates the consultant annually.

Committee Processes

The Committee has established a number of processes to assist it in ensuring the Company’s executive compensation program achieves its objectives including:

•       Assessment of Company Performance.   The Committee uses Company performance measures to set compensation levels within Interpublic, and to set objectives and assess performance for the purpose of determining performance-based compensation awards. For the former, the Committee considers size-related metrics, like revenue and headcount, and profit-related metrics, such as Operating Income and Operating Margin, in determining relative compensation levels. The Committee doesn’t apply a formula; instead, it makes a subjective determination based on its review of these and other factors, such as geographic, business or other job complexities, and strategic importance. For the latter, as described in greater detail below, the Committee has established specific performance criteria that determine the size of incentive awards under the Company’s executive incentive programs.

•       Assessment of Individual Performance.   Individual performance has a strong impact on the compensation of all employees, including the CEO and other named executive officers. With respect to the CEO, the independent directors agree to the CEO’s individual and company performance objectives, the latter based on the Company’s Board of Directors-approved budgets, early in the year. After the end of the year with financial and other results known, the independent directors individually discuss their views of the CEO’s performance. The Committee’s external consultant consolidates and summarizes these comments before reporting them back to the Governance Committee. The CEO also completes a self-assessment discussing his achievement of individual objectives, other contributions, and the Company’s overall performance. The Governance Committee, with other independent directors in attendance, meets in executive session to conduct a performance review of the CEO based on the achievement of the agreed-upon objectives, contribution to the Company’s performance, and other leadership accomplishments. This evaluation is shared with the CEO and provided to the Committee for its consideration in setting the CEO’s compensation.

For the other named executive officers, the Committee receives a performance assessment and recommendation from the CEO, and also exercises its judgment based on the Board of Directors’ interaction with each executive. As with the CEO, performance evaluations for the other named executive officers are based on the achievement of pre-set objectives by the executive and his or her organization, his contributions to the Company’s performance, and other leadership accomplishments.

•       Competitive Pay Assessment.   The Committee periodically compares the Company’s executive compensation and benefits programs to those for peer advertising and marketing services companies, for professional services firms, and for general industry. As discussed in detail below, the external consultant annually reviews the competitiveness of the Company’s senior executive compensation, including that paid to the named executive officers, relative to these samples of companies. While competitive data for each sample is not weighted, the external consultant and the Committee place different emphasis on each sample dependent on the specific Interpublic position. Direct industry data is emphasized for operating company roles while the Committee considers data from all three samples when assessing the appropriateness of senior corporate roles. As part of this competitive review, the Committee compares Interpublic’s executive compensation programs as a whole and, where sufficient data is available, for each individual position.

•       Total Compensation Review.   The Committee annually examines each element of compensation, including base salary, annual and long-term incentives, and total compensation relative to competitive norms with the external consultant’s assistance. In addition, the Committee reviews other elements of the Company’s total compensation program, including deferred compensation, retirement benefits, health and welfare benefits, and perquisites, and payments that would be required under various severance or change of control situations. In 2006, the Committee recommended that the Board of Directors review and modify, if appropriate, the Company’s severance and change of control provisions primarily to comply with Section 409A of the Internal Revenue Code. This review and the resulting decisions are discussed below under “Severance Benefits.”

The Committee’s total compensation review also includes consideration of the mix of cash and non-cash, and annual and multi-year compensation. The Committee does not rely on specific formulae, and exercises its judgment in assessing the appropriateness of the Company’s pay mix. This judgment is informed by the external consultant’s counsel, the total compensation review and competitive pay assessment, and the Company’s objectives.

Executive Talent Review. All the members of the Board of Directors, annually review the Company’s leadership talent and succession plans. This review is the final step in a process that begins within the operating companies and corporate functions. The CEO of Interpublic meets with the CEO for each principal operating unit and with the heads of corporate staff functions to review senior talent, succession plans, diversity efforts, and the like. The CEO then reviews senior talent with the Board, including a discussion for each of the named executive officers, their potential successors, and succession plans for his own position. This review provides the Board with additional insight into each named executive officer’s capabilities, potential and performance.

Setting Compensation for the Named Executive Officers

Based on the philosophy and objectives described above, the Committee has structured Interpublic’s annual and long-term cash- and equity-based compensation to motivate the named executive officers to achieve the business goals set by the Company and reward executives for achieving such goals. In addition, the Company’s benefits and additional perquisites are intended to be fully competitive within relevant labor market practices.

Material changes in compensation typically only occur based on performance, in response to significant changes in responsibility or market conditions, or in limited circumstances when the company is at risk of losing a high-value employee. These situations may have an impact on the named executive officer’s base salary, and/or annual bonus and long-term incentive targets. In addition, the Committee reviews and assesses compensation to the named executive officers on an annual basis, approving adjustments as appropriate to the criteria discussed above and the length of time since the last adjustment. In 2006, the Company did not reduce compensation rates to any named executive officer.

The Company has established internal levels of comparability based on revenue, operating income and headcount responsibility, geographic scope, and job complexity, and has assigned target ranges of performance-related compensation for comparable incumbents. These ranges are stated as percentages of base salary for annual incentive targets and dollar expected values for long-term incentive targets. These ranges were determined based on the market analysis performed by the external consultant, discussed below, and are stated as percentages of base salary for annual incentive targets and dollar expected values for long-term incentive targets.

When an executive is assigned to a position which results in a significant increase in responsibility, an increase in base compensation, annual incentive awards and long-term equity will be considered and, if deemed appropriate, approved by the MHRC and Committee, as required. The Company completes annual Talent Reviews, comprising reviews of some executives including all named executive officers to identify succession to critical roles, ensure appropriate relative compensation decisions, and establish development opportunities for the named executive officers to increase their retention and reduce unwanted turnover. This review informs pay decisions by providing an in-depth look at the named executive officers, their responsibilities, relative contributions and future potential, and their relative compensation.

In setting executive compensation levels and forms, the Committee is guided by counsel provided by the external consultant including the consultant’s annual review of competitive compensation levels for the named executive officers. The external consultant provides the Committee with relevant market data, its interpretation of presented data, recommended compensation levels, and alternatives to consider when making compensation decisions.

Management and the Committee place considerable emphasis on competitive data in their compensation-related deliberations. Annually in December, the Committee reviews competitive pay data for the named executive officers. The Committee then considers compensation adjustments, as appropriate, at its next meeting, typically held in late February.

As part of this analysis, the external consultant recommends data sources and samples of companies, gathers and analyzes data, and provides market rates for these positions. The lists of companies are presented to the Committee each year to validate the appropriateness of the selected samples. The external consultant’s analyses focus on total compensation including current base salaries, target annual incentives, total cash compensation, annualized values of long-term incentives (cash and equity), and health and retirement benefits.

In 2006, the Company performed its annual market analysis to assure that the Company maintains market competitive compensation for its named executive officers. Our analysis focused on base salary, target annual incentives, total cash compensation, annualized expected values of long-term incentives (cash and equity), and retirement benefits. There are a limited number of direct advertising and marketing holding company peers, so there was a limited availability of robust industry-specific compensation benchmarking data. To reflect the fact that the Company competes for executive talent not only from direct industry peers, but also from a broader group of companies, the Company benchmarks pay against various labor markets. These markets included advertising, professional services, media, and technology companies, other creative businesses, and general industry companies. The groups reviewed were as follows:

•                    Media and advertising holding companies that participated in the 2006 Towers Perrin Advertising Industry Executive Compensation Survey. This group participates in the same industry as the Company and comprises the following companies: Havas, Publicis Groupe, and WPP Group PLC.

•                    General industry and professional services companies from Hewitt Associates’ Total Compensation Measurement database and from publicly disclosed proxy data. The group consisted of nearly 250 companies, and included companies in various industries (e.g., entertainment, media, hospitality, consulting, and financial services) and of various sizes.

When appropriate, regression analyses were used to adjust the compensation data to revenue levels comparable to those of Interpublic and its operating units. Our purpose in measuring pay levels against the practices of a broad group of companies was to ensure that the Committee reviewed a robust assessment of Interpublic’s competitive compensation posture. By considering multiple market references, we reduced concerns about the potential inaccuracies and limitations inherent in a single market data point. We believed that using multiple reference points enhanced decision making by allowing the Committee to analyze a more realistic set of market-competitive pay boundaries than is represented by merely one benchmark.

The Company targets pay levels for the named executive officers between the 50th and 75th percentile of these peer groups, except where specific circumstances warrant higher or lower positioning for some individuals. For example, Interpublic’s financial and operating challenges in recent years have necessitated attracting and retaining executives with precise skills and experiences. As a result, business need in addition to market data was factored into determining appropriate pay levels for some individuals.

Interpublic allocates a significant percentage of total compensation to incentives as a result of the philosophy described above. The Company has internal guidelines to allocate between current and long-term compensation to emphasize a pay-for-performance policy by placing a significant portion of total compensation “at risk.”  To set these guidelines, the Company uses market-based information developed by the external consultant to set the levels and mix of current and long-term compensation to be competitive with those at other advertising and marketing service companies, and within other relevant executive labor markets.

2006 Executive Compensation Program Elements

For the fiscal year ended December 31, 2006, the principal components of Interpublic’s executive compensation program were:

•                    Base salary;

•                    Performance-based annual incentive compensation;

•                    Long-term equity-based incentive compensation; and

•                    Retirement, perquisites and other benefits.

Base Salary

Base salary is central to our ability to attract and retain our talent, including our named executive officers. Although its prominence in the pay mix declines with seniority, base salary generally remains an important part of compensation discussions with executive talent in this industry.

Each year, after considering competitive analyses provided by the external consultant and other factors as described below, the Committee determines the base salary for the CEO and, after considering recommendations from the CEO, the Committee approves base salaries for the other named executive officers.

The Committee considers several quantitative and qualitative factors when determining base salaries, including the executive’s individual performance, level of responsibility, tenure, pay history and time since last increase, and prior experience. As appropriate, the Committee will also consider any material changes in responsibilities and/or respond to perceived retention risks. The Committee makes use of periodic comparisons to base salary data paid for comparable positions within the Company and the external consultant’s analyses for base salaries paid to comparable positions within comparably-sized advertising, marketing, and general services companies with similar client focus and talent strategies.

For the named executive officers, base salaries are the subject of individual employment agreements (described in greater detail on page 45 under the heading “Employment Agreements”), which give Interpublic the ability to increase, but not decrease, base salary. In 2006, the Committee elected to increase Mr. Gatfield’s base salary by 5% to induce him to agree to a change in his responsibilities, principally to assume the CEO role for Lowe Worldwide. In making this adjustment, the Committee considered internal and external pay data for comparable positions, and the Company’s desire to induce Mr. Gatfield to accept this assignment. Also in 2006, the Committee increased Mr. Krakowsky’s base salary (including the amount of annual salary he has foregone related to his pre-existing Executive Special Benefit Agreement which is discussed further on page 41 under the heading “Executive Special Benefit Agreements”) by 10% to reflect his assumption of additional responsibilities as the Company’s chief strategy officer. The Committee’s decision was based on its judgment after considering internal and external pay data for comparable positions. No other base salaries for the remaining named executive officers were modified in 2006.

Annual Incentives

Annual cash incentives are paid to reward performances that drive shareholder value through growth, improved profitability, and the achievement of high priority strategic objectives. They are a standard component of competitive compensation within our labor markets and an important tool for driving behaviors, improving financial results and increasing shareholder value. The annual cash incentive awards to senior executives are made under the shareholder-approved 2006 Performance Incentive Plan (the “2006 PIP”). The 2006 PIP limits the bonus amount that may be earned by any one individual to $5 million.

For the purposes of 2006 and prospective 2007 bonus awards, each named executive officer has a specific individual incentive award target (defined as a percentage of each individual’s base salary, including, for Mr. Krakowsky, the amount of annual salary he has foregone related to his Executive Special Benefit Agreement). Each year, as part of its total compensation review for senior executives and after considering the external consultant’s competitive analyses and other factors, the Committee determines the annual incentive target for the Chief Executive Officer, and, after considering recommendations from the Chief Executive Officer, approves the annual incentive targets for the named executive officers. The Committee’s approach is consistent with that described above for base salary. For 2006 and 2007, annual cash incentive targets, as a percent of base salary, for the named executive officers are as follows: Mr. Roth, 150%, Mr. Mergenthaler, 100%; Mr. Dooner, 133% for 2006 and 100% for 2007; Mr. Gatfield, 100%; Mr. Krakowsky, 75% for 2006 and 100% for 2007; and Mr. Sompolski, 75%.  For the named executive officers other than Mr. Dooner, annual incentive targets are the subject of individual employment agreements (described in greater detail on page 45 under the heading “Employment  Agreements”), which give Interpublic the ability to increase, but not decrease, such targets. Mr. Dooner’s annual incentive target is not an element of his employment contract and is periodically determined by the Committee. Mr. Dooner’s cash incentive target of 133% dates to his tenure as Interpublic’s CEO. The Compensation Committee decided on February 2007 to use a cash incentive target of 100% for Mr. Dooner going forward. The Compensation Committee decided on March 2007 to increase Mr. Krakowsky’s cash incentive target to 100% to reflect his increased responsibilities.

In 2006, actual awards earned vary between 0% and 200% of this individual incentive target based 50% on financial performance and 50% on the achievement of high priority objectives. Financial performance was assessed based on our consolidated Operating Margin (OM) and Profit Before Taxes (PBT), except for operating company participants, including Messrs. Dooner and Gatfield, for whom the financial performance measures were OM and Operating Income After Incentives (OIAI) of their respective operating units.  Financial measures are equally-weighted with results compared to minimum, target and maximum levels set for Interpublic and its principal operating units at the beginning of the year. Prior to this assessment, financial results may be adjusted for one-time extraordinary items, with the specific items subject to the Committee’s review and approval.

High priority objectives are set early in the year, and may include quantitative and/or qualitative objectives specific to the individual. High priority objectives include goals tied to the Company’s or operating unit’s strategic priorities and typically include client retention, governance and control, talent management, diversity and inclusion, and the like. For quantitative high priority objectives, specific objectives are established. For qualitative high priority objectives, specific accomplishments or expectations are defined and the Committee exercises judgment in assessing performance. With all high priority objectives, performance is assessed after considering written self-assessments provided to the Committee for Interpublic and its principal operating units. Results are then categorized as “below minimum,” “minimum,” “good,” “very good,” and “exceptional.”

For the fiscal year ended December 31, 2006, each of the named executive officers received the following payments in March 2007 under the senior executive incentive plan for fiscal 2006 performance.

Name	2006 Annual Incentive Award
Michael I. Roth	$2,062,500
Frank Mergenthaler	$1,100,000
John J. Dooner, Jr	$1,500,000	cash
	$500,000	in restricted stock
Stephen Gatfield	$1,150,000
Philippe Krakowsky	$600,000
Timothy A. Sompolski	$535,000

For the named executive officers other than Messrs. Dooner and Gatfield, the Committee considered Interpublic’s financial performance and each individual’s achievement of individual or shared high priority objectives. The financial portion of each corporate executive’s award is based on ratings of 100% or “target” for both PBT and OM. Although the Company significantly exceeded the specific financial targets established by the Board as part of the annual budget process, management recommended and the Committee approved rating these results at 100% based on the uncertainty in setting objectives at the outset of the year due to significant organizational changes then underway or being contemplated, including the merger of Draft and FCB, and the reorganizations of Lowe and IPG Media.

For the corporate named executive officers, each executive’s high priority objective rating is based on the Committee’s and, for each executive other than the CEO, the CEO’s assessment of his achievement of key strategic objectives. Mr. Roth received a high priority objective rating of “very good” reflecting the Company’s gains in several key areas including governance, talent management and succession planning, diversity and inclusion, financial controls, and external and internal stakeholder relations, and his leadership of three important strategic initiatives including the merger of Draft and FCB, the reorganization of our media assets, and the development of a new value proposition for Lowe. Mr. Mergenthaler received a high priority objective rating of “exceptional” reflecting his leadership of the finance function through a difficult period and his achievement of high priority objectives focused on improving the Company’s credibility with investors, improving our capital structure, enhancing the quality of finance functional leadership, implementing a new financial planning process, streamlining the control and consolidation process and making significant progress toward Sarbanes-Oxley compliance. Mr. Krakowsky received a high priority objective rating of “exceptional” reflecting his achievement of high priority objectives related to his leadership role in the Company’s first “Investor Day,” improving our internal and external communications capabilities, and his achievement of objectives added during the year as he assumed additional responsibilities, including directing many of the Company’s key strategic initiatives, including the merger of Draft and FCB as well as the reconfiguration of our global media assets. Mr. Sompolski received a high priority objective rating of “very good” reflecting his leadership of the human resources function and achievement of objectives that included improving the Company’s talent management and succession planning capabilities, introducing and expanding our Leaders Forum and other leadership development initiatives, improving the effectiveness of the Company’s executive incentives, and making tangible progress toward diversity and inclusion priorities.

For Mr. Dooner, the Committee considered McCann Worldgroup’s financial results and his achievement of individual or shared high priority objectives, relative to specific pre-set objectives. Mr. Dooner’s award, therefore, is based on McCann Worldgroup’s financial assessment of 121% and 110% for OIAI and OM, respectively and high priority objective rating of “very good,” the latter rating reflecting McCann Worldgroup’s significant creative gains, improvements made toward achieving a Sarbanes-Oxley compliant environment, progress on specific talent-related initiatives, and other strategic steps forward. Based on the achievement of the foregoing objectives, Mr. Dooner received a payment of $2,000,000. The Committee elected to pay $1,500,000 of the award in cash, with the balance paid through the issuance of 40,666 restricted shares having a fair market value of $500,000 on March 30, 2007. The restrictions on the sale or transfer of such shares will lapse on March 30, 2010.

Because Mr. Gatfield played a corporate role for part of 2006 and was Lowe Worldwide’s CEO for the final nine months, the Committee considered Interpublic’s and Lowe Worldwide’s financial performances, and his achievement of individual and shared high priority objectives, relative to specific pre-set objectives. Mr. Gatfield’s award is based on Interpublic’s financial assessments as described above and Lowe Worldwide’s financial assessments of 0% and 0% for OIAI and OM, respectively, and high priority objective rating of “exceptional,” largely reflecting Mr. Gatfield’s significant contributions since assuming the Lowe Worldwide CEO role, including driving the development and on-going implementation of a new strategic plan, progress on specific talent-related initiatives, and other strategic gains. Mr. Gatfield’s award per the calculation described above was $848,229. The Committee elected to award him an additional $301,771 to recognize his extraordinary efforts and contributions toward Lowe’s turnaround for a total 2006 annual incentive award of $1,150,000.

For 2007, the Committee revised the relative weights placed on financial objectives and high priority objectives to 2/3rds and 1/3rd, respectively, for the CEO, CFO and Messrs. Krakowsky and Sompolski (i.e. other named corporate officers). This change reflects the Committee’s view that, although high priority objectives continue to represent strategic imperatives, an increased portion of the award should be directly tied to the Company’s annual financial results.

Long-term Incentives

Long-term Incentive awards support Interpublic’s talent management strategy, and are designed to retain and attract top talent, and align executive and shareholder interests by focusing recipients on the long-term performance of Interpublic and its principal operating units. Management and the Committee believe long-term incentives are a vital way to encourage collaboration across the Company and drive sustainable results across a multi-year period. Further, these incentives ensure that executives have compensation at risk for longer periods of time and subject to forfeiture in the event they terminate their employment.

In advance of the Company’s annual equity awards, the CEO submits award recommendations for the other named executive officers to the Committee. These recommendations are generally based on total long-term incentive targets established for each executive and defined as a dollar expected value.

Each year, as part of its total compensation review for senior executives and after considering the external consultant’s competitive analyses and other factors, such as each executive’s pay history, absolute and relative performance, and expected future performance, the Committee determines the long-term incentive target for the CEO, and, after considering recommendations from the CEO, approves the long-term incentive targets for the named executive officers. The Committee’s approach is consistent with that described above for base salary. For the named executive officers, long-term incentive targets are the subject of individual agreements (described in greater detail on page 45 under the heading “Employment Agreements”), which give Interpublic the ability to increase, but not decrease, long-term incentive targets.

Once the recommendations are approved, long-term incentive awards are made under the 2006 Performance Incentive Plan. In 2006, Mr. Roth’s long-term incentive awards comprise stock options and performance shares. For the named executive officers except the CEO, annual long-term incentive awards comprise a mix of stock options, restricted stock and performance shares. For the named executive officers, the Committee believes stock options are an effective long-term incentive as they provide senior strategy-setting and policy-making leaders, the members of the Company’s leadership team best able to directly influence Interpublic’s share price, with additional incentive tied to stock price gains.

Total long-term incentive expected value guidelines are set for each position. The Committee set the following long-term incentive expected value guidelines for 2006: Mr. Roth, $5,000,000; Mr., Mergenthaler, $1,000,000; Mr. Dooner, $1,000,000; Mr. Gatfield, $1,000,000; Mr. Krakowsky, $500,000; and Mr. Sompolski, $800,000. For participants receiving more than one type of long-term incentive, the mix is then defined according to specific formulae. For grants made in 2006, the expected value of Mr. Roth’s long-term incentive award was split equally between stock options and performance shares. For the remaining named executive officers, 50% of the total long-term incentive expected value is provided in stock options with the remaining 50% split equally between performance and restricted shares.

The number of stock options or restricted shares granted, or performance shares awarded at target, is determined based on approved formulas that estimate the expected value of the award at the time of grant. These expected value estimates are developed with the external consultant’s assistance and reflect an approximation of the relative economic values for stock options, and performance and restricted shares. In all cases, these expected values are based on the Company’s stock price on the date of grant using the average of Interpublic’s high and low prices for that day. In no event, is the grant date to precede the approval date. The long-term incentive expected values at grant for the named executive officers were as follows:

Name	Stock Options ($)	Performance Shares ($)	Restricted Shares ($)
Michael I. Roth	2,500,000	2,500,000	0
Frank Mergenthaler	500,000	250,000	250,000
John J. Dooner, Jr.	500,000	250,000	250,000
Stephen Gatfield	500,000	250,000	250,000
Philippe Krakowsky	250,000	125,000	125,000
Timothy A. Sompolski	400,000	200,000	200,000

Equity awards are made on an annual grant cycle except for those made as needed on a case-by-case basis to attract new executives, retain existing talent and/or reflect a material change in responsibilities. In 2006, annual equity awards were made on June 15, a date selected by the Committee several months earlier to allow sufficient time for the 2006 Performance Incentive Plan to be approved by shareholders at the annual meeting. Interpublic will continue its practice of making annual equity grants and, from here forward, intends to schedule this grant on the final trading day of May each year.

At the Committee’s May meeting, Interpublic presents a specific list with equity award recommendations by individual for the Committee’s review and approval. The Committee must be presented with and approve individual grants and individual grant details prior to grant. While pools or tentative, preliminary or conditional awards may have been presented to the Committee in advance of this step, the approval of pools or tentative, preliminary or conditional awards does not meet the specific requirements of this guideline.

At its May meeting, the Committee will make its determinations regarding the proposed annual grants and the specific grant date, which is not to precede the date of the Committee’s meeting. If awards are approved, the Committee’s determination will also specify in detail an objective formula (or formulae) for determining, in respect of each grant, as applicable, option exercise price, number of options or number of shares of restricted shares, restricted stock units, performance shares or performance share units to be issued. The formula (or formulae) for determining an option’s exercise, the number of options or stock appreciation rights, or number of shares of restricted stock shares, restricted stock units, performance shares or performance share units to be issued will be based on the fair market value of a share of Interpublic common stock on the grant date, and not the date the Committee approves the award or another date.

Stock options are granted on such terms as are approved by the Committee. The grant must occur subsequent to the Committee’s approval, the term of the option may not exceed ten years and the exercise price may not be less than the fair market price of the Common Stock on the date of grant. In the case of an executive hire, the Committee may approve the award prior to the extension of the employment offer and the grant is timed for the final trading day of the month in which the executive’s employment begins.

All stock options granted to the named executive officers in 2006 vest in increments of one-third on each of the second, third and fourth anniversaries of the date of grant. The Company believes that these vesting provisions promote a long-term focus and provide a strong retention incentive for participants. Grants to the named executive officers are shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 39.

Full-value shares play a prominent role in the Company’s long-term incentives program with a focus on restricted stock and performance shares. For both restricted stock and performance shares, the sale or transfer of shares is typically restricted for a period of three years from the grant date and the shares are subject to forfeiture if the executive leaves Interpublic before the restrictions expire, unless the Committee determines otherwise. Two exceptions generally apply as follows. First, the Company may, on a case-by-case basis grant shares with different vesting periods, most often in the case of up-front equity grants made to new executives as consideration for equity they forfeited at their prior employer. In these instances, the Company will strive to generally approximate the vesting terms that existed for the forfeited equity and which will not be less than one year. Second, equity awards may be used to address a specific employment or retention need and the vesting period may be lengthened or shortened, as appropriate to the specific individual circumstances.

In 2005, Interpublic introduced performance share awards as part of the long-term incentive for senior executives. At the time of the awards, participants are given a target number of shares. At the end of the performance and vesting period(s), the participant is granted full-value shares. The number of shares granted may vary from 0% to 200% of the target based on Interpublic or its principal operating unit’s multi-year performance against pre-set objectives. For the periods beginning in 2005 and 2006, performance will be assessed against equally-weighted metrics intended to drive revenue growth and profitability. Final award values are, therefore, a function of performance against these metrics and the price performance of Interpublic’s Common Stock, and are paid in fully-vested shares or cash, as determined by the Committee, as soon as practicable after (a) audited financial results are available for the completed performance period and (b) the Committee approves the results.

For performance shares awarded in 2006 and tied to the 2006-08 performance period, to the named executive officers other than Messrs. Dooner and Gatfield, performance shares are tied to Interpublic’s three-year cumulative revenue growth and operating margin. Performance shares awarded to Messrs. Dooner’s and Gatfield are tied to the same metrics for McCann Worldgroup and Lowe Worldwide results, respectively. The awards opportunity was established on June 15, 2006, and the shares awarded, if any, will be issued at the end of the three-year performance period depending on the extent to which the performance objectives are achieved.

Upon becoming CEO in 2005, Mr. Roth was awarded 450,000 performance based restricted shares, 150,000 of which would vest on the second anniversary of the grant date to the extent the Company achieved specific performance goals over the 2005-2006 period. After the end of 2006, the Committee confirmed that the performance goals for the 150,000 shares were not achieved and that these shares were cancelled. The remaining 300,000 shares will vest on the fifth anniversary of the grant date subject to the Company achieving specific performance goals over the 2005-2009 period.

Transformation Incentive

On March 22, 2006, the Committee approved a one-time performance share award, the “Transformation Incentive,” with participation limited to a very select group of senior executives including the named executive officers, with the exception of Messrs. Roth and Gatfield. The CEO and Committee believe the introduction of this one-time award would provide significant incentive to these key executives to drive even greater performance improvements, and to focus on collaboration and Interpublic’s collective results against two critical metrics. Participants were recommended to the Committee by the CEO and deemed critical to driving the Company’s near-term transformation efforts as leaders of the principal operating companies and functions.

Target incentive values were established for participants at different levels based on each participant’s role in the transformation, and his or her current total compensation and long-term incentive participation. The CEO and Committee decided that the Transformation Incentive opportunity had to be significant for each participant to provide the proper motivation to change behaviors and induce extraordinary efforts. The Committee set the following expected values of Transformation Incentive targets: Mr. Mergenthaler, $2,000,000; Mr. Dooner, $2,000,000; Mr. Krakowsky, $1,000,000; and Mr. Sompolski, $1,000,000.

The Transformation Incentive requires performance beyond that targeted by Interpublic’s standard incentives and, therefore, results in awards only if the Company achieves these stretch performance levels. Awards are identical to the performance shares described above with two exceptions. First, all Transformation Incentive shares are tied to Interpublic’s revenue growth and profitability for the 2006-2008 period and, second, the required performance levels are significantly higher. For example, should performance shares for the same period be granted at “target” (i.e., Interpublic achieves the targeted performance levels), no Transformation Incentive shares would be earned. Similarly, for Transformation Incentive shares to be earned at target, performance shares granted to others for the same period need to reach maximum levels.

Transformation Incentive awards will be paid in fully-vested shares or cash, as determined by the Committee, as soon as practicable after (a) audited financial results are available for the 2006-2008 performance period, and (b) the Committee approves the results.

Retirement, Perquisites and Other Benefits

The Company also provides its named executive officers with life and medical insurance, retirement savings and compensation deferral programs, perquisites, and other benefits. These include the Capital Accumulation Plan (“CAP”), a defined contribution plan under which a fixed dollar amount and interest credits are annually credited to a notional account in each participant’s name, and the Senior Executive Retirement Income Plan (“SERIP”), a defined benefit plan under which participants receive a fixed annual annuity for 15 years upon a qualifying retirement. Perquisites may include auto and club allowances, executive medical benefits, and financial planning.

Other compensation and benefits serve several purposes. Some, like financial planning, auto and club allowances, and executive medical are in response to direct industry norms, and the expectations of executives and candidates alike. The Company’s 401(k) savings plan is open to all U.S. employees and acts as the primary retirement savings plan for most employees. And, while the Company has numerous legacy retirement plans from predecessor organizations, the two active programs, CAP and SERIP, are used on a case-by-case basis to provide incremental, but deferred, compensation or competitive retirement benefits.

As part of its annual competitive pay analyses, the external consultant provides the Committee with a view of Interpublic’s benefits programs relative to those for a sample of peer companies. This company sample, while different from that described earlier for assessing the Company’s compensation programs, is intended to mirror those earlier comparator groups as closely as possible. Given benefits competitive data is provided through a different source(s), the company samples are not identical. In its work, the external consultant attempts to ensure that the benefits sample is as close to the other sample(s) as possible. This benefits program review is conducted in the context of total compensation, and the analyses consider compensation and benefits in total.

Decisions regarding new or enhanced participation in these programs are made after considering the total compensation, and are often used as inducements to accept employment or as one component to a total pay discussion or negotiation. For many named executive officers, retirement, perquisites and other benefits are the subject of individual employment agreements (described in greater detail on page 45 under the heading “Employment  Agreements”), which give Interpublic the ability to increase, but not decrease, the specific benefit.

The Company’s 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S.-based employees, including the named executive officers, are able to contribute the lesser of up to 6% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. For employees with less than 10-years service, the Company will match 50% of the first 6% of pay that is contributed to the Savings Plan. For employees with 10 or more years of service, the Company will match 75% of the first 6% of pay that is contributed.

In 2006, the Company introduced an additional performance-based match whereby a fixed percentage of pay is contributed to participants’ accounts based on the Committee’s assessment of the Company’s annual performance, including the Company’s Operating Margin for its consolidated U.S. businesses relative to pre-set targets. This feature was introduced to induce greater participation in the Savings Plan and to provide all U.S. employees with a link to the Company’s performance. For 2006, the Committee assessed performance at “target” and provided an additional match equal to 16.5% of participant contributions.

On a case-by-case basis, the Committee and MHRC consider the appropriateness of CAP and SERIP participation and benefits. In making recommendations to the Committee or MHRC, the Company considers the individual’s role, level in the organization, total compensation level, performance, length of service, and other factors. When making determinations to award additional non-qualified cash wealth accumulation or retirement awards, the Company also considers all forms of accrued qualified and non-qualified retirement benefits previously awarded or earned, and assumes the executive participated fully in the Savings Plan.

The CAP provides participants with an annual defined credit into a notional interest-bearing account. The interest rate is set annually equal to the 10-year Treasury interest rate as of December 31, of the preceding calendar year. Participation is now limited to senior executives approved by the Committee or the MHRC. Effective January 1, 2006, the Committee approved a CAP for Mr. Krakowsky with an annual credit of $50,000 and full vesting on December 31, 2008. This additional benefit, in combination with other compensation adjustments described elsewhere, was approved by the Committee as consideration for Mr. Krakowsky’s assumption of additional responsibilities. As discussed in the Summary Compensation Table on page 35, Messrs. Roth and Sompolski both received 2006 CAP contributions per terms of agreements made in prior years. At its February 2007 meeting, the Compensation Committee decided to increase Mr. Roth’s annual CAP contribution by $250,000 after considering the external consultant’s review of competitive retirement benefits for CEOs, Mr. Roth’s tenure and expected service at retirement. For a more detailed description of the CAP, see “Nonqualified Deferred Compensation Arrangements—The Interpublic Capital Accumulation Plan” on page 43.

The SERIP provides a defined annual annuity to selected executives for a 15-year period beginning at age 60, or earlier on a reduced basis. Participation is limited to a select group of very senior executives and requires Committee approval. Mr. Gatfield is the only named executive officer that participates in the SERIP. In 2006, no actions were taken with respect to the SERIP and named executive officers. For a more detailed description of the SERIP, see “Pension Arrangements—The Interpublic Senior Executive Retirement Income Plan” on page 41.

Severance Benefits

The named executive officers may receive severance benefits from the Company under the terms of their employment agreements (described in greater detail on page 45 under the heading “Employment Agreements”), the Company’s Executive Severance Plan or their change of control agreements depending on the circumstances of their terminations.

In 2006, and in response to Section 409A of the Internal Revenue Code, the Committee approved a new Executive Severance Plan (“ESP”) to provide severance benefits in certain situations to named executive officers and other senior executives. Under the Plan, severance benefits will be provided if the executive’s employment is terminated by the Company without cause or the executive resigns with good reason. Severance levels depend on each executive’s role with more senior executives receiving higher severance levels, including base salary and medical benefits. The Committee adopted the ESP to provide a consistent severance approach that is competitive with that of our direct competitors and general industry, and to mitigate job security concerns for senior executives. The Committee approved the following severance periods (during which a participant continues to receive his base salary and medical benefits) for the named executive officers:  Mr. Roth, 24 months base salary; Mr. Mergenthaler, 18 months; Mr. Dooner, 18 months; Mr. Gatfield, 18 months; Mr. Krakowsky, 18 months; and Mr. Sompolski, 18 months. Once the ESP is implemented, these severance periods will apply unless a longer severance period is provided for in the individual’s employment agreement.

In 2006, the full Board of Directors, with the assistance of Hewitt, conducted an extensive review of Interpublic’s existing change of control agreements with each of the named executive officers and other senior executives and prevailing and leading market practices. The review was primarily conducted to ensure that the change of control agreements comply with Section of 409A of the Internal Revenue Code. As a result of this review, the Committee adopted new change of control agreements for selected senior executives including the named executive officers. These agreements are intended to comply with Section 409A of the Internal Revenue Code and to encourage the retention and focus of critical executive talent in the face of the potentially disruptive impact of a change of control of the Company. In addition, the agreements are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment. The Board decided against providing any tax gross-up or other consideration to compensate for any excise taxes that could be imposed if payments to an executive are deemed to be “parachute payments” under Section 280G of the Internal Revenue Code.

Although there are some differences in benefit levels depending on the executive’s role, the basic elements will be consistent across all agreements. First, benefits will be contingent on a “double trigger,” or a change of control followed by a loss of employment without “cause” or for “good reason” within two years thereafter. Second, the agreements will provide for an enhanced severance benefit, relative to the afore-described ESP, that includes a severance payment equal to a multiple of the individual’s annual base salary plus annual incentive target (this benefit is instead of, not in addition to, the ESP benefit) and continued health insurance or cash in lieu thereof for the period on which the severance payment is based (i.e. the multiple set forth below times 12 months). The accelerated vesting of equity awards, treatment of deferred compensation accounts, retirement benefits, and the like, are defined by each specific plan.

The Board of Directors approved as the amount of severance benefit the following multiples of base salary plus annual incentive target for the named executive officers:  Mr. Roth, 3 multiple; Mr. Mergenthaler, 2; Mr. Dooner, 3; Mr. Gatfield, 2; Mr. Krakowsky, 2; and Mr. Sompolski, 2. As Mr. Gatfield’s existing employment agreement provides a higher benefit level, his severance benefit in the event of a change of control will be the higher of that provided by his employment agreement or change of control agreement.

The Committee also approved the following change of control benefits under the CAP, SERIP, and outstanding Executive Special Benefit Agreements (“ESBAs”):

•       Before a change of control, Interpublic will contribute to an unsecured trust an amount that an outside auditor determines is equal, or approximately equal, to the value of (a) the benefits that are accrued and vested under the CAP, SERIP, and all ESBAs, and (b) the benefits that could become accrued and vested under the CAP, SERIP, and all ESBAs within two years after the change of control, plus an allowance for expenses that an outside auditor reasonably expects to be incurred in administering the CAP, SERIP, and all ESBAs, and the unsecured trust, during the two years after the change of control.

•       If, within two years after a change of control, (a) Interpublic terminates an executive’s employment without “cause” or (b) the executive resigns for “good reason,” the executive would receive the following benefits under CAP, SERIP and any ESBA (in full satisfaction of Interpublic’s obligations to the executive under those plans):

CAP	SERIP	ESBA
The executive’s CAP account would become fully vested and the executive would receive the full value of his CAP account in a lump sum.

•  If, as of December 31 of the calendar year in which the change of control occurs, (a) the executive’s SERIP benefit will be fully vested or (b) the executive will be (i) age 55 or older and (ii) within two years of full vesting, the executive’s SERIP would become fully vested and the executive would receive a lump-sum payment equal to the present value of his unreduced SERIP benefit in a lump sum.

•  If, as of December 31 of the calendar year in which the change of control occurs, (a) the executive is eligible to receive the maximum benefit payable under his ESBA or (b) the executive will be (i) age 55 or older and (ii) within two years of qualifying for the maximum benefit payable under his ESBA, the executive would receive the present value of the maximum benefit payable under his ESBA.

• If the executive does not satisfy either of the conditions above, the executive would receive a lump-sum payment equal to the present value of the vested portion of his SERIP benefit.

•  If the executive does not satisfy either of the conditions above, the executive would receive a lump-sum payment equal to the present value of the vested portion of his ESBA benefit, determined based on his age at the time of termination.

The Company currently anticipates that the ESP and new change of control agreements will be implemented during the second quarter of 2007 following the issuance of final regulations under Section 409A of the Internal Revenue Code on April 10, 2007.

Share Ownership Guidelines

In the past, the Committee has considered, but deferred a decision on equity ownership requirements or guidelines. As a result, the Company does not currently have share ownership guidelines. Consideration was deferred as the Company focused on a series of restatements and public filing delays that resulted in stock option exercise “black out” periods. The Committee expects to address the issue of equity ownership policies and guidelines in 2007.

Tax and Accounting Implications

Deductibility of Executive Compensation

U.S. federal income tax law prohibits the Company from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the named executive officers. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by shareholders and meet other requirements. Our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation objectives.

As part of its role, the Committee reviews and considers the deductibility of executive compensation. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes, except as indicated below. In certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its named executive officers. In this regard, for fiscal 2006, base salary amounts and/or restricted share awards in excess of $1,000,000 (in the aggregate) for any named executive officer was not deductible for federal income tax purposes.

The company has guidelines for reviewing the impact of the accounting and tax treatment of various forms of compensation covered by the 2006 PIP. The guidelines identify specific responsibilities and actions required by the Human Resources, Accounting and Tax departments for all group and individual actions. These guidelines are designed to ensure that accounting and tax treatment of the awards granted under the plan are properly addressed.

162(m) Performance-Qualified Incentive Amounts for Executive Officers

On March 28, 2007, the Committee established the performance objectives that will be used to determine 2007 management incentive compensation awards (“MICP Awards”) payable in 2007 to the named executive officers of Interpublic under the 2006 PIP.

Pursuant to the 2006 PIP, the Committee is authorized to grant MICP Awards based on the achievement of performance objectives relating to one or more of the “Performance Criteria” (as defined in the 2006 PIP). The Committee has determined that the applicable Performance Criteria for 2006 will be operating income before impairments, litigation settlements and other non-operating items for the 2007 fiscal year. Depending on actual performance in 2007, an executive officer’s 2007 MICP Award could range from zero to 200% of his or her target bonus. The Committee will determine the form and timing of MICP Awards based on the Committee’s judgment regarding Interpublic’s and the executive officer’s performance in 2007 against the performance objectives. As contemplated by the 2006 PIP, in no event will any executive officer’s MICP Award exceed $5,000,000.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company is operating all deferred compensation arrangements in good faith compliance with the statutory provisions which were effective January 1, 2005 and the final regulations under Section 409A of the Internal Revenue Code issued on April 10, 2007. The Company intends to amend all plans, agreements, and other arrangements with nonqualified deferred compensation that is subject to the new rules by the deadline established by the Internal Revenue Service, which is currently December 31, 2007. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 43 under the heading “Nonqualified Deferred Compensation Arrangements.”

Accounting for Stock-based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its grants of stock options, restricted shares and performance shares, in accordance with the requirements of FASB Statement 123(R).

Compensation Recovery in the Event of a Financial Restatement

For performance periods beginning after December 31, 2005, Interpublic’s Board has adopted a policy under which, in the event of a significant restatement of financial results due to fraud or misconduct, it will review payments made to senior executives on the basis of having met or exceeded specific performance targets during the restatement period. If such bonuses would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company all such bonuses to senior executives whose fraud or misconduct resulted in such restatement, as determined by the Board. For purposes of this policy, the term “senior executives” means executive officers for purposes of the Securities Exchange Act of 1934, as amended, and the term “bonuses” means awards under The Interpublic Group of Companies, Inc. 2004 Performance Incentive Plan or any equivalent incentive plan which supersedes the Plan.

COMPENSATION COMMITTEE REPORT

Among its duties, the Compensation Committee is responsible for reviewing and discussing with the Company’s management the Compensation Disclosure and Analysis included in this proxy statement for the 2007 Annual Meeting (the “CDA”). Based on such a review and discussion, the Committee has recommended to the Board of Directors that the CDA be included in this proxy statement and incorporated by reference in the Company’s Form 10-K for the year ended December 31, 2006.

Reginald K. Brack, Chairman
H. John Greeniaus
William T. Kerr
J. Philip Samper

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation paid by Interpublic and its subsidiaries to (i) Mr. Roth, who served as the Interpublic’s principal executive officer during 2006 (ii) Mr. Mergenthaler, who served as the principal financial officer in 2006, (iii) each of the three most highly compensated executive officers of Interpublic, other than the principal executive officer and the principal financial officer (based on total compensation in 2006, excluding the increase in pension values and non-qualified deferred compensation), who were serving as executive officers on December 31, 2006 and (iv) Mr. Gatfield, who ceased to be an executive officer during 2006 and, based on his 2006 compensation, would have been among the three most highly compensated executive officers  of Interpublic (other than the principal executive officer and the principal financial officer) for 2006 if he had been serving as an executive officer on December 31, 2006  (collectively, the “named executive officers”). In each instance, the compensation shown is for services rendered in all capacities for the year ended on December 31, 2006. As used in this Proxy Statement, the executive officers of Interpublic include the Chief Executive Officer of McCann-Erickson WorldGroup, a significant operating unit of Interpublic. The employment agreements for the named executive officers are summarized beginning on page 45 under the heading “Employment Agreements.”

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
		Salary		Awards	Awards	Compensation	Earnings	Compensation
		($)	Bonus	($)	($)	($)	($)	($)	Total
Name and Principal Position	Year	(1)	($)	(2)	(3)	(4)	(5)(6)	(7)	($)
Michael I. Roth	2006	1,100,000	0	2,471,195	1,368,037	2,062,500	0	172,948	7,174,680
Chairman of the Board and Chief Executive Officer
Frank Mergenthaler	2006	750,000	0	523,398	331,768	1,100,000	0	148,985	2,854,151
Executive Vice President and Chief Financial Officer
John J. Dooner, Jr.	2006	1,250,000	0	1,111,649	169,435	1,500,000	641,347	187,985	4,860,416
Chairman and CEO of McCann-Erickson WorldGroup, Director of Interpublic
Stephen Gatfield	2006	878,333	301,771	421,726	137,027	848,229	10,910	73,486	2,671,482
Executive Vice President, Network Operations, Chief Executive Officer of Lowe Worldwide
Philippe Krakowsky	2006	550,000	0	228,235	73,915	600,000	0	106,692	1,558,842
Executive Vice President, Strategy and Corporate Relations
Timothy A. Sompolski	2006	550,000	0	352,042	135,548	535,000	0	121,549	1,649,139
Executive Vice President, Chief Human Resources Officer

(1)          Includes annual salary in the amount of $50,000 that Mr. Krakowsky has elected to forgo in 2006 in consideration for the receipt of an Executive Special Benefit Agreement (“ESBA”) which is more fully described in this Proxy Statement under the heading “Executive Special Benefit Agreements” on page 41.

(2)          The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), excluding estimated forfeitures, of awards pursuant to the 2006 Performance Incentive Plan (the “2006 PIP”) and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 14 to Interpublic’s audited financial statements for the fiscal year ended December 31, 2006 included in Interpublic’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.

(3)          The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), excluding estimated forfeitures, of awards pursuant to the 2006 PIP and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 14 to Interpublic’s audited financial statements for the fiscal year ended December 31, 2006 included in Interpublic’s

Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.

(4)          The amount for Mr. Dooner does not include $500,000 which was paid to him through the issuance of 40,666 restricted shares having a fair market value of $500,000 on March 30, 2007. The restrictions on the sale or transfer of such shares will lapse on March 30, 2010. Mr. Dooner’s bonus and the issuance of the restricted shares are described in greater detail on page 24, under the heading “Compensation Discussion & Analysis—Annual Incentives.”

(5)          No named executive officer received preferential or above-market earnings on deferred compensation. The amounts in this column are entirely the change in pension value for each individual.

(6)          Mr. Krakowsky is entitled to receive benefits under his ESBA, which is described in greater detail on page 41, under the heading “Executive Special Benefit Agreements.” The ESBA provides for fixed payments over a 15 year period depending on the age the employment of Mr. Krakowsky is terminated. The calculation of the present value of the benefits under Mr. Krakowsky’s ESBA assumes the maximum payout he is entitled to under the ESBA. As of December 31, 2006, due to an increase in the discount rate from 2005 (5.50%) to 2006 (5.75%) the actuarial present value of Mr. Krakowsky’s accumulated benefit under the ESBA has decreased by $3,728 in 2006.

(7)          In accordance with SEC rules, information is shown in this column only if as to any named executive officer the aggregate value of perquisites and other personal benefits received during the year exceeds $10,000, and then each type of perquisite must be identified regardless of amount. SEC rules further require that if the value of perquisites and other personal benefits are required to be the amount of any perquisite or other personal benefit that exceeds the greater of (i) $25,000 or (ii) 10% of total perquisites and other personal benefits must be quantified.

The table below shows the components of this column, which include the company match for each individual’s 401(k) plan contributions, premiums paid by Interpublic on group life insurance, supplemental compensation plan payouts, Interpublic contributions under the Capital Accumulation Plan, premiums paid by Interpublic on a life insurance policy for Mr. Dooner, perquisites and tax gross-ups from Mr. Gatfield.

Name	Matching contributions under the Interpublic Savings Plan	Premiums paid by Interpublic on group life insurance	Supplemental Compensation Plan payout	Annual contributions paid by Interpublic under the Capital Accumulation Plan	Premiums paid by Interpublic on a life insurance policy	Perquisites		Tax Gross Ups	Total All Other Compensation
Mr. Roth	6,600	225	0	100,000	0	66,123	(a)		172,948
Mr. Mergenthaler	4,688	225	0	100,000	0	43,824	(b)		148,737
Mr. Dooner	9,900	225	13,393	0	50,000	114,467	(c)		187,985
Mr. Gatfield	0	225	0	0	0	65,712	(d)	7,549	73,486
Mr. Krakowsky	6,600	225		50,000	0	49,867	(e)		106,692
Mr. Sompolski	0	225	0	75,000	0	46,324	(f)		121,549

(a)          For Mr. Roth includes (i) premiums for medical/dental coverage, (ii) auto allowance, (iii) club dues, (iv) financial planning allowance and (v) company matching of charitable contributions made.

(b)         For Mr. Mergenthaler includes (i) premiums for medical/dental coverage, (ii) auto allowance, (iii) club dues and (iv) financial planning allowance.

(c)          For Mr. Dooner includes (i) premiums for medical/dental coverage, (ii) auto allowance, (iii) club dues, (iv) company car and parking ($67,868), (v) financial planning allowance and

(vi) reimbursement for hotel stay and expenses for him and his spouse and daughter as an award for his 30 years of service with Interpublic ($45,955).

(d)         For Mr. Gatfield includes (i) premiums for medical/dental coverage, (ii) auto allowance, (iii) club dues, (iv) financial planning allowance and (v) reimbursement of travel expenses for Mr. Gatfield’s spouse and daughter to accompany Mr. Gatfield during his time in London performing his duties for Lowe Worldwide.

(e)          For Mr. Krakowsky includes (i) premiums for medical/dental coverage, (ii) auto allowance, (iii) club dues, (iv) parking and (v) financial planning allowance.

(f)            For Mr. Sompolski includes (i) premiums for medical/dental coverage, (ii) auto allowance, (iii) club dues and (iv) financial planning allowance.

Grants of Plan-Based Awards

The following table provides information on grants of equity and non-equity plan based awards made to the named executive officers in 2006 under the 2006 PIP. The awards listed in the table are described in greater detail in the Compensation Discussion and Analysis, beginning on page 17.

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Closing Price of Stock on Date of Option	Grant Date Fair Value of Stock and Option
			Thresh		Maxi-	Thresh		Maxi-	or Units	Underlying	Awards	Awards	Awards
	Grant	Approval	-old	Target	mum	-old	Target	mum	(#)	Options (#)	($/Sh)	($/Sh)	($)
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(4)	(5)	(6)		(7)
Mr. Roth	—		0	1,650,000	3,300,000
	6/15/2006	5/24/2006				0	361,062	722,124					3,124,992
	6/15/2006	5/24/2006							0	577,700	8.6550	8.670	2,241,476
Mr. Mergenthaler	—		0	750,000	1,500,000
	3/22/2006	—				0	210,057	420,114					2,166,738
	6/15/2006	5/24/2006				0	36,106	72,212					312,497
	6/15/2006	5/24/2006							28,885				250,000
	6/15/2006	5/24/2006								115,540	8.6550	8.670	448,295
Mr. Dooner	—		0	1,662,500	3,325,000
	3/22/2006	—				0	210,057	420,114					2,166,738
	6/15/2006	5/24/2006				0	36,106	72,212					312,497
	6/15/2006	5/24/2006							28,885				250,000
	6/15/2006	5/24/2006								115,540	8.6550	8.670	448,295
Mr. Gatfield	—		0	878,333	1,756,666
	3/17/2006	—							50,000				504,500
	6/15/2006	5/24/2006				0	36,106	72,212					312,497
	6/15/2006	5/24/2006							28,885				250,000
	6/15/2006	5/24/2006								115,540	8.6550	8.670	448,295
Mr. Krakowsky	—		0	412,500	825,000
	3/22/2006	—				0	105,028	210,056					1,083,364
	6/15/2006	5/24/2006				0	18,053	36,106					156,249
	6/15/2006	5/24/2006							14,442				124,996
	6/15/2006	5/24/2006								57,770	8.6550	8.670	224,148
Mr. Sompolski	—		0	412,500	825,000
	3/22/2006	—				0	105,028	210,056					1,083,364
	6/15/2006	5/24/2006				0	28,885	57,770					250,000
	6/15/2006	5/24/2006							23,108				200,000
	6/15/2006	5/24/2006								92,432	8.6550	8.670	358,636

(1)          These columns show the range of potential payouts that the executive was entitled to earn pursuant to annual incentive awards made under the 2006 PIP as described in the section titled “Annual Incentives” in the Compensation Discussion and Analysis. The resulting payments are shown in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation.”

(2)          On June 15, 2006, under the 2006 PIP the Compensation Committee approved a performance-based share award for senior executives including the named executive officers. The actual number of shares received under this award will be based on Interpublic’s cumulative gross revenues and operating margins for the 2006 to 2008 performance period. Depending on the actual level of performance relative to goals, an individual may receive an award ranging from 0% and 200% of the target number of shares.  The June 15, 2006 award is described in greater detail on page 26, under the heading “Compensation Discussion & Analysis—Long Term Incentives.”

(3)          On March 22, 2006, under the 2004 Performance Incentive Plan, the Compensation Committee approved a one-time performance-based share award to a select group of senior executives including the named executive officers, with the exception of Messrs. Roth and Gatfield. The actual number of shares received under this “special” award will be based on Interpublic’s cumulative gross revenues and operating margins for the 2006 to 2008 performance period. Under the “special” award, no shares will be issued if Interpublic fails to achieve the target performance levels established and up to a maximum of 200% will be issued if Interpublic achieves the maximum performance goals.  The March 22, 2006 award is described in greater detail on page 28, under the heading “Compensation Discussion & Analysis—Transformation Incentive.”

(4)          The shares reflected in this column represent restricted stock awards granted under the 2006 PIP. All the shares of restricted stock vest on the third anniversary date of the award, other than the award of 50,000 shares of restricted stock awarded to Mr. Gatfield which vest on March 17, 2008.

(5)          All of the options reflected in this column represent stock option grants awarded under the 2006 PIP. All of the stock options have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(6)          Exercise price of the stock options is based on the “fair market value” of the Common Stock, defined as the average of the high and low sales price of the Common Stock on the grant date as quoted on the New York Stock Exchange.

(7)          The grant date fair value shown in the table for the performance-based share award grants under the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns is based on the “Target” number of shares.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards, consisting of stock options (including stock appreciation performance units (“SAPUs”) and stock awards, held by the named executive officers as of December 31, 2006.

	Option Awards(1)					Stock Awards
								Equity
								Incentive		Equity
								Plan		Incentive
			Equity					Awards:		Plan Awards:
			Incentive					Number of		Market or
		Number of	Plan Awards:				Market	Unearned		Payout Value
	Number of	Securities	Number of			Number of	Value of	Shares,		of Unearned
	Securities	Underlying	Securities			Shares or	Shares or	Units		Shares, Units
	Underlying	Unexercised	Underlying			Units of	Units of	or Other		or Other
	Unexercised	Options or	Unexercised	Option		Stock That	Stock That	Rights That		Rights That
	Options	SAPUs	Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)		($)
	(2)	(3)(4)				(5)
Mr. Roth						167,790	2,053,750	463,815	(6)	5,677,096
		577,700		8.6550	6/15/2016			450,000	(7)	5,508,000
		50,000		12.1650	8/04/2015
		450,000		13.6450	2/14/2015
	53,451	108,523		12.9650	7/16/2014
	2,000			13.9500	6/13/2013
	2,000			30.6550	6/07/2012
		348,515		12.1650	8/04/2010
Mr. Mergenthaler						79,328	970,975	309,217	(6)	3,784,816
		115,540		8.6550	6/15/2016
		201,775		12.3900	8/01/2015
Mr. Dooner						176,140	2,155,954	271,893	(6)	3,327,970
		115,540		8.6550	6/15/2016
		82,338		12.1450	8/03/2015
	53,342			14.0600	5/18/2014
	176,709			9.6400	3/26/2013
	25,000			27.4100	2/28/2012
	350,000			29.4750	1/02/2012
	100,000			40.4688	1/02/2011
	48,000			41.8438	12/15/2010
	20,000			41.8438	12/15/2010
	120,000			34.5938	12/17/2008
	150,000			19.7084	5/19/2007
Mr. Gatfield						93,294	1,141,919	54,117	(6)	662,392
		115,540		8.6550	6/15/2016
		57,636		12.1450	8/03/2015
	30,000			15.8700	4/15/2014
Mr. Krakowsky						41,343	506,038	133,373	(6)	1,632,486
		57,770		8.6550	6/15/2016
		32,935		12.1450	8/03/2015
	21,337			14.0600	5/18/2014
	18,000			9.6400	3/26/2013
	25,000			28.1250	2/25/2012
Mr. Sompolski						71,447	874,511	154,497	(6)	1,891,043
		92,432		8.6550	6/15/2016
		65,870		12.1450	8/03/2015
	63,745			12.5500	8/03/2014

(1)          Other than the 348,515 SAPUs awarded to Mr. Roth (as described below), all of the option awards shown consist of stock option grants. All of the stock options have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)          On December 20, 2005, the Compensation Committee approved the immediate acceleration of vesting of all of Interpublic’s “out-of-the-money” outstanding and unvested stock options previously awarded to employees under Interpublic’s equity compensation plans, excluding unvested options

(1) granted during the 2005 calendar year, (2) held by Mr. Roth and Mr. Mergenthaler or (3) held by Non-Management Directors. An option was considered “out-of-the-money” if on December 20, 2005, it had a per share exercise prices equal to or in excess of $9.585, the average of the high and low price per share as quoted on the New York Stock Exchange on that date.

(3)          All of the stock options vest on the second anniversary, third anniversary and fourth anniversary of the date of the award in increments of 33%, 33% and 34%, respectively.

(4)          Mr. Roth was granted 348,515 stock SAPUs on August 4, 2005. The SAPUs have a five-year term and a base price of $12.165, which is equal to 100% of the fair market value of the Common Stock on the date of grant. The SAPUs will vest as to (i) 115,009 performance units on August 4, 2007, (ii) 115,009 performance units on August 4, 2008 and (iii) 118,497 performance units on August 4, 2009. At the end of the five year term, Mr. Roth will be entitled to receive a cash payment per SAPU equal to the amount by which the price of Interpublic Common Stock at the end of the five-year period (calculated based on the average of the price of Interpublic Common Stock over the last 20 days of the five-year period) exceeds the base price.

(5)          All of the awards shown in this column consist of restricted stock awards. All of the shares of restricted stock vest on the third anniversary date of the award other than (i) 3,000 shares of restricted stock awarded to Mr. Roth on June 7, 2002 under the Outside Directors’ Stock Incentive Plan, which vest on January 2, 2007 (the fifth anniversary date of the award), (ii) 100,000 shares of restricted stock awarded to Mr. Dooner on January 2, 2002, which vest on January 2, 2007 (the fifth anniversary date of the award), (iii) 50,000 shares of restricted stock awarded to Mr. Gatfield on March 17, 2006, which vest on March 17, 2008 (the second anniversary date of the award) and (iv) 8,000 shares of restricted stock awarded to Mr. Krakowsky on February 25, 2002, which vest on February 25, 2007 (the fifth anniversary date of the award).

(6)          Represents performance-based share awards. The shares vest on the third anniversary date of the award, assuming the achievement of performance targets. The number of performance-based shares shown in the table above assumes the “target” level performance is achieved.

(7)          Represents 450,000 shares of restricted stock awarded to Michael Roth on February 14, 2005, with 150,000 shares vesting on February 14, 2007 and 300,000 shares vesting on the fifth anniversary of the grant date, in each case subject to Interpublic achieving specified performance goals over a respective 2005-2006 and 2005-2009 performance period. After the end of 2006, the Compensation Committee confirmed that the performance goals were not achieved and the 150,000 shares were cancelled.

Option Exercises and Stock Vested

The following table provides information on exercises of stock options and the vesting of stock awards held by the named executive officers that occurred in 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Roth	—	—	1,600	13,096.00
Mr. Mergenthaler	—	—	—	—
Mr. Dooner	—	—	—	—
Mr. Gatfield	—	—	—	—
Mr. Krakowsky	—	—	17,000	164,985.00
Mr. Sompolski	—	—	—	—

PENSION ARRANGEMENTS

Executive Special Benefit Agreements

Each of the following named executive officers has entered into Executive Special Benefit Agreements (“ESBAs”) with Interpublic as described below.

John J. Dooner, Jr.

Mr. Dooner is a party to five agreements entered into in between 1986 and 2002, which in the aggregate provide that if he dies while he is employed by Interpublic $2,514,500 per year will be paid to his beneficiaries for 15 years following his death. In addition, if Mr. Dooner’s employment is terminated due to him becoming disabled $2,514,500 per year will be paid to him for 15 years following such termination. Alternatively, if he retires, resigns or is otherwise no longer in the employment of Interpublic (other than by reason of his death) he will receive payments for 15 years ranging from $1,963,380 to $2,514,500 per year, depending upon the year his employment terminates.

After Mr. Dooner’s employment terminates, if he were to die before all applicable payments were made under these agreements, Interpublic would make the remaining payments to his beneficiaries.

Philippe Krakowsky

Mr. Krakowsky entered into an ESBA in 2002 which provides if he dies while employed by Interpublic, his beneficiaries would receive payments of $245,000 per year for fifteen years. If he retires from Interpublic on or after his 60th birthday, Interpublic will make payments to him for 15 years of $245,000 per year, and if he retires, resigns or is terminated from employment with Interpublic on or after his 55th birthday, but prior to his 60th birthday, he will receive payments for 15 years ranging from $171,500 to $230,300 per year, depending upon his age at the time of his termination. If his employment terminates (other than by reason of death) prior to his 55th birthday, he would receive $50,000 for each full year (and a pro-rata portion for each partial year) that he was employed by Interpublic beginning from the date he entered into the agreement.

If he were to die before all payments were made under the agreement, the remaining payments would be made to his beneficiaries.

The Interpublic Senior Executive Retirement Income Plan

Effective as of August 1, 2003, Interpublic established a Senior Executive Retirement Income Plan (“SERIP”) to provide certain U.S.-based senior executives of Interpublic and its subsidiaries with certain retirement benefits. Along with the Capital Accumulation Plan (discussed above), this plan replaced Interpublic’s prior program of providing Executive Special Benefit Agreements to key executives selected by the Compensation Committee. In general, under the SERIP, Interpublic will provide an eligible participant with a monthly payment for 15 years beginning at age 60 (following termination of the executive’s employment and the expiration of two-year non-competition and non-solicitation agreements). However, reduced payments may start as early as age 55 (the reduction is 5% for each year by which the executive’s age is less than 60 when payments start). Each participant must execute a Participation Agreement that provides for the amount of the annual benefit to be paid. Generally, 30% of the annual benefit becomes vested at the end of three years of participation in the SERIP, and the vested portion increases by 10% at the end of each of the next seven years. However, if the executive breaches a non-competition or non-solicitation agreement, the executive’s entire vested benefit is subject to forfeiture. Any participant who is a party to an Executive Special Benefit Agreement at the time the participant begins to participate in the SERIP may be deemed to have participated in the SERIP for up to three years. Any portion of a participant’s benefit that is not vested will be forfeited upon termination of employment.

Of the named executive officers, only Mr. Gatfield participates in the SERIP. Under his Participation Agreement, Mr. Gatfield will be entitled to receive an annual payment of $200,000 per year for 15 years, starting at age 60, if his benefit becomes fully vested. This benefit is scheduled to become fully vested on April 1, 2014.

Retirement Account Plan

As of January 1, 1992, Interpublic adopted the Interpublic Retirement Account Plan to provide benefits under a “cash balance formula” to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Until March 31, 1998, a participant’s account balance was credited annually with an amount equal to a percentage of the participant’s annual compensation plus interest credits at a rate specified by the plan. The percentage of annual compensation varied based on the sum of the participant’s age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits were based on the 1-year U.S. Treasury bill rate plus 1 percentage point and were guaranteed to be at least 5% per year.

As of March 31, 1998, Interpublic froze benefit accruals under the Retirement Account Plan and participants whose benefits were not already vested became fully vested as of April 1, 1998. Retirement account balances as of that date will continue to be credited with interest credits until benefits begin in accordance with the generally applicable Plan provisions; but additional pay credits were discontinued as of March 31, 1998.

Mr. Dooner is the only eligible participant in the Retirement Account Plan. The estimated annual retirement benefit that Mr. Dooner would receive starting at the normal retirement age of 65 years old, payable as a straight life annuity under the Interpublic Retirement Account Plan is $62,185. Alternatively, Mr. Dooner may elect to receive payment of the benefit in a lump sum amount at the normal retirement age of 65 years old. As of December 31, 2006, the amount of the lump sum payment is estimated at $753,076 as of December 31, 2006.

The following table provides information on pension benefits held by the named executive officers as of December 31, 2006.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Roth	—	—	—	—
Mr. Mergenthaler	—	—	—	—
Mr. Dooner(2)(3)	Retirement Account Plan 7/01/1986 ESBA 7/01/1992 ESBA 6/01/1994 ESBA 3/01/1997 ESBA 5/02/2002 ESBA	24 20 14 12 9 4	525,480 1,000,965 632,189 777,065 2,107,295 17,560,795	0 0 0 0 0 0
Mr. Gatfield(4)	SERIP	2	999,492	0
Mr. Krakowsky(2)	2/1/2002 ESBA	4	980,225	—
Mr. Sompolski	—	—	—	—

(1)          The calculation of present value of accumulated benefit assumes a discount rate of 5.75 percent, mortality RP  2000 (post-retirement decrement only). In addition (i) no pre-retirement decrements were used in the calculation of present values, and (ii) contingent benefits from death, early retirement and other termination of employment were not valued.

(2)          Messrs. Dooner and Krakowsky are each a party to Executive Special Benefit Agreements (“ESBAs”). The amounts reflected in the table assume the present value of the maximum benefit such executive would be entitled to receive under his ESBA if he worked for Interpublic continuously until he reached the normal retirement age specified therein. The terms and conditions of the ESBAs that such named executive officers are a party to are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

(3)          Mr. Dooner is a participant in the Retirement Account Plan. The present value of the accumulated benefit shown in the table is based on a payout of such benefit in a straight life annuity of $62,815 a year beginning at the age of 65. If Mr. Dooner elects to receive the accumulated benefit in a lump sum payment upon becoming 65, the payment will be $750,490.

(4)          Mr. Gatfield is a participant in the SERIP.

NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS

The Interpublic Capital Accumulation Plan

Effective as of August 1, 2003, Interpublic established a Capital Accumulation Plan (“CAP”) to provide deferred compensation to senior management employees of Interpublic and its subsidiaries selected by the Management Human Resources Committee (the “MHRC”). Along with the Senior Executive Retirement Income Plan (discussed above), this plan replaces Interpublic’s prior program of providing Executive Special Benefit Agreements to key executives. Under the plan, a participant receives an annual credit of a specified dollar amount on December 31 of each year that the participant continues to be employed by Interpublic. The credited amount accrues interest on December 31 of each year at an interest rate that can be adjusted upward or downward at the discretion of the MHRC. This account balance becomes fully vested as to both prior and future dollar and interest credits when the executive has completed three years of participation in the CAP, except that all interest credits are subject to forfeiture if the executive breaches a non-competition or non-solicitation agreement. Any portion of a participant’s benefit that is not vested will be forfeited upon termination of employment.

In general, the vested account balance will be distributed following termination of employment with Interpublic and its subsidiaries and the expiration of two-year non-competition and non-solicitation agreements. Unless otherwise specified in the executive’s participation agreement (or a valid amendment thereto), the vested account balance will be paid by Interpublic in a lump sum payment. Alternatively, a participant may elect a distribution in monthly installments over a period of 10 or 15 years; provided that if the executive’s employment terminates before he reaches age 55 or before he has completed five years of participation in the CAP, payment will automatically be made in a lump sum. Each executive must execute a participation agreement that specifies the amount of the annual credit. An executive who dies before his account balance is vested will forfeit the entire account balance.

Of the named executive officers, only Messrs. Mergenthaler, Roth, Krakowsky and Sompolski participate in the CAP. Under Mr. Mergenthaler’s Participation Agreement, he is entitled to an annual credit of $100,000 and his account balance will fully vest on July 31, 2008. Under Mr. Roth’s Participation Agreement, he is entitled to an annual credit of $100,000 and his account balance will fully vest on July 12, 2007. Under Mr. Krakowsky’s Participation Agreement, he is entitled to an annual credit of $50,000 and his account balance will fully vest on December 31, 2008. Under Mr. Sompolski’s Participation Agreement, he is entitled to an annual credit of $75,000 and his account balance will fully vest on July 5, 2007. For 2006, each participant received an interest credit equal to 4.39% of his account balance as of December 31, 2006.

Deferred Compensation Arrangement

On August 1, 1987 the Interpublic Retirement Account Plan formula was changed from a final average pay formula to a career average pay formula. As a result of this change, eligible plan participants were granted a special deferred compensation arrangement (the “SDCA”) that would supplement their retirement plan benefit upon termination of employment. The balance earns credits equivalent to interest in accordance with the terms of Interpublic’s plan for credits equivalent to interest on balances of deferred compensation. Mr. Dooner is the only named executive officer that receives a benefit under the SDCA.

Under the SDCA, Mr. Dooner will receive payment of the benefit in a lump sum amount upon termination of his employment. The amount of the lump sum payment as of December 31, 2006 was $31,456. For 2006, Mr. Dooner received an interest credit equal to 4.412% of his account balance as of December 31, 2006.

New Compensation Plan

Effective April 1, 1998, employees with five or more years of Retirement Account Plan participation began to participate in a New Compensation Plan. Under the New Compensation Plan, an account is established for each eligible employee and credited with up to ten annual allocations depending on the employee’s years of participation in the Retirement Account Plan. Each annual allocation approximates the discontinued allocations under the Retirement Account Plan. In general, the balance in each employee’s account begins to vest gradually after five years of participation in the new Compensation Plan. Payouts generally are made while the employee is still employed by Interpublic or one of its subsidiaries.

Mr. Dooner is the only named executive officer that is a participant in the new Compensation Plan. Under the new Compensation Plan, Mr. Dooner will receive a total distribution in the amount of $108,500 by December 31, 2008. As of December 31, 2006, Mr. Dooner has received a total distribution of $69,766.

The following table provides information on nonqualified deferred compensation arrangements for the named executive officers as of December 31, 2006.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Mr. Roth(1)	—	100,000	8,967	—	313,217
Mr. Mergenthaler(1)		100,000	4,390	—	204,390
Mr. Dooner(2)	—	12,033	0	13,393	14,710
Mr. Dooner(3)	—	0	1,329	0	31,456
Mr. Gatfield	—	—	—	—	—
Mr. Krakowsky(1)	—	50,000	—	—	50,000
Mr. Sompolski(1)	—	75,000	6,725	—	234,912

(1)          Messrs. Mergenthaler, Roth, Krakowsky and Sompolski are participants in the CAP.

(2)          Mr. Dooner is a participant in the New Compensation Plan.

(3)          Mr. Dooner is a participant in the SDCA.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

Each of the following named executive officers has an employment agreement with Interpublic. Each employment agreement includes provisions describing the named executive officer’s position and responsibilities, his salary and eligibility for incentive compensation. Each agreement also includes covenants pursuant to which the named executive officer agrees not to divulge confidential information of Interpublic and its subsidiaries and agrees for a period of time after termination of employment to refrain from soliciting employees of Interpublic and its subsidiaries and from soliciting or handling the business of clients of Interpublic. The current annual salary of each of the named executive officers under his employment agreement is set forth below:

Name	Salary
Michael I. Roth	$1,100,000
Frank Mergenthaler	750,000
John J. Dooner, Jr.	1,250,000
Stephen J. Gatfield	892,500
Philippe Krakowsky	550,000
Timothy A. Sompolski	550,000

Michael I. Roth Employment Agreement

Michael Roth became Executive Chairman of Interpublic on July 13, 2004, and assumed the role of Chairman and Chief Executive Officer effective January 19, 2005. Mr. Roth’s employment agreement, as amended, provides for (i) a base salary of $1,100,000, (ii) an annual target bonus under the Annual Management Incentive Plan equal to 133% of his base salary, with the actual award between 0% and 150% of the target depending on Interpublic profits, his individual performance and management discretion, (iii) an initial grant of restricted stock having an aggregate market value of $1,050,000 on the date of grant vesting on the third anniversary of the grant date, and (iv) an initial grant of options to purchase shares of Interpublic Common Stock having an aggregate market value of $1,050,000 on the grant date vesting in equal annual amounts on the second, third and fourth anniversaries of the grant date. In 2006, the Compensation Committee increased Mr. Roth’s annual target bonus to 150% of his base salary, with the actual award between 0% and 300% of the target depending on Interpublic profits, individual performance and management discretion.

Under Mr. Roth’s employment agreement, he received in 2005 a grant of (i) options to purchase 450,000 shares of Interpublic Common Stock vesting in three equal installments on the second, third and fourth anniversaries of the date of grant, and (ii) 450,000 shares of restricted stock, of which 150,000 shares will vest on the second anniversary of the grant date, subject to Interpublic achieving specified performance goals over such two year period, and 300,000 shares will vest on the fifth anniversary of the grant date, subject to Interpublic achieving specified performance goals over such five-year period.

Mr. Roth’s employment agreement also provides for participation in Interpublic’s performance based long-term incentive programs with a total expected annual target award value of $2,100,000 provided in a manner consistent with those provided to other executives and may comprise stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee, with awards subject to performance and vesting terms and conditions consistent with those generally required of the executive team. In addition, the agreement provides that Mr. Roth is entitled to (i) participate in Interpublic’s Capital Accumulation Plan, with an annual credit of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $20,000, (iv) receive an annual financial planning allowance of $2,500, and (v) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2006, the Compensation Committee increased Mr. Roth’s total expected target award value under Interpublic’s performance based long-term incentive programs to $5,000,000.

If Interpublic terminates Mr. Roth’s employment without “cause” (as defined in the agreement), he is entitled to receive severance pay equal to his base salary for 12 months, starting from the date notice of his termination is provided to him (the “Severance Period”). During the Severance Period, Mr. Roth will also receive all employee benefits accorded him prior to termination which are made available to employees generally until he accepts employment with another employer offering similar benefits. Mr. Roth may terminate his employment at any time by giving notice to Interpublic at least three months in advance.

Frank Mergenthaler Employment Agreement

On July 18, 2005, Interpublic entered into an employment agreement with Mr. Mergenthaler, which provided for the commencement of his employment as an Executive Vice President and the Chief Financial Officer of Interpublic, to begin on August 1, 2005 (the “Commencement Date”). The agreement provides that in addition to his annual salary of $750,000, Mr. Mergenthaler will be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 100% of his base salary, with a guaranteed minimum award for 2005 of not less than $750,000, and with the actual award in future years up to a maximum of 200% of base salary depending Interpublic profits, his individual performance, and management discretion. In addition, the agreement provides that Mr. Mergenthaler is entitled to (i) participate in Interpublic’s Capital Accumulation Plan, with an annual deferral of $100,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, and (iv)  participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

The agreement also provides for (i) an initial grant of restricted stock having an aggregate market value of $625,000 vesting in full on the third anniversary date of the grant date, (ii) an option to purchase a number of shares of Interpublic Common Stock with an aggregate market value on the date of grant equal to $1,250,000, vesting in equal annual amounts on the second, third and fourth anniversaries of the grant date, (iii) a right to receive performance-based shares based on Interpublic’s performance from 2005-2007, with the target number of performance-based shares based on an aggregate expected value of $625,000 on the date of grant, determined using a twenty percent discount on the market price of Interpublic Common Stock and (iv) beginning in 2006, participation in Interpublic’s performance-based, long-term incentive programs with a total expected annual target award value of $1,000,000 consisting of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee, with awards subject to performance and vesting terms and conditions consistent with those generally required of the executive team.

Interpublic may terminate Mr. Mergenthaler’s employment without “cause” (as defined in the agreement) and Mr. Mergenthaler may terminate his employment for “good reason” (as defined by the agreement). In either event, Mr. Mergenthaler will be entitled to (i) a lump sum cash payment equal to his base salary then in effect, (ii) a pro rata portion of his target bonus for the year in which the termination occurs, (iii) full vesting of his initial grants of restricted stock and options, and (iv) and any other awards and benefits to which he is entitled in accordance with their terms. Mr. Mergenthaler also may terminate his employment without “good reason” at any time by giving notice to Interpublic at least six months in advance.

John Dooner Employment Agreement

On January 1, 1994, Interpublic entered into an employment agreement with Mr. Dooner. On April 1, 2000, Interpublic entered into a supplement to Mr. Dooner’s agreement increasing his base salary to $1,250,000. On November 7, 2002, Interpublic entered into a supplemental agreement with Mr. Dooner which provides for Interpublic to obtain a 10 year $10,000,000 term life insurance policy for Mr. Dooner and to pay the annual premiums of such policy, which shall be taxable income to Mr. Dooner.

If Interpublic terminates Mr. Dooner’s employment, other than for violating certain covenants contained in the agreement, he will be entitled to the continued payment of his base salary for a period of 12 months. Mr. Dooner may terminate his employment at any time by giving notice to Interpublic at least twelve months in advance.

Stephen Gatfield Employment Agreement

On February 2, 2004, Interpublic entered into an employment agreement with Mr. Gatfield in connection with his employment. The agreement provides that, in addition to his annual salary of $850,000, Mr. Gatfield will be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 100% of his base salary, with the actual award up to a maximum of 150% of base salary depending on Interpublic profits, his individual performance, and management discretion. Under the agreement, Mr. Gatfield received a cash sign-on bonus of $750,000. In addition, the agreement provides that Mr. Gatfield is entitled to (i) receive an annual automobile allowance of $10,000, (ii) receive an annual club allowance of $25,000, (iii) receive an annual financial planning allowance of $2,500, and (iv) participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

The agreement also provides for (i) a grant of 20,000 shares of restricted stock vesting on the first anniversary of the grant date and (ii) an option to purchase 30,000 shares of Interpublic Common Stock, vesting in equal annual amounts on the second, third and fourth anniversaries of the grant date.

On February 24, 2006, Interpublic entered into a supplement of its employment agreement with Mr. Gatfield (the “Supplemental Agreement”) providing that, in addition to his current title of Executive Vice President, Network Operations, Mr. Gatfield will serve as Chief Executive Officer of Lowe Worldwide for the period commencing on February 24, 2006 and ending on April 15, 2009 (the “Lowe Assignment”). The Supplemental Agreement provides for (i) an increase of his base salary to $892,500, (ii) a guaranteed annual bonus for 2006, in an amount equal to 50% of his 2006 base salary, (iii)  participation in Interpublic’s performance-based, long-term incentive programs with an annual target award value for 2006, 2007 and 2008 of $1,000,000, payable in a form or forms consistent with those provided to other executives as determined by the Compensation Committee in its discretion], (iv) 12 weeks of paid time off in the third year of the Lowe Assignment, and (v) upon completion of the Lowe Assignment, a special completion bonus in an amount equal to (a) 150% of his base salary as of April 15, 2009 plus (b) the amount, if any, by which (x) 50% of the sum of his salaries on December 31, 2007 and 2008 exceeds (y) the total of his bonuses for 2007 and 2008. Upon the execution of the Supplemental Agreement, Mr. Gatfield also received a grant of 50,000 shares of restricted stock, which vest in full on the second anniversary of the date of grant.

The Supplemental Agreement also provides that during the term of the Lowe Assignment, for which Mr. Gatfield will spend not less than 60 days in London, he will be provided with rental housing, lease of a car, a health club membership and certain other reimbursements.

Following the expiration of the Lowe Assignment, if Mr. Gatfield and Interpublic are not able to mutually agree on a suitable full-time position within Interpublic, the Supplemental Agreement provides that Mr. Gatfield will continue to provide services to Interpublic on a part-time basis (an average of approximately two days per week) for a period of five years (the “Part Time Period”) as a base salary of $400,000 per year and, during the Part Time Period, will continue to participate in all Interpublic benefit plans (other than incentive plans) in which he participated as a full-time employee. During the Part Time Period, Mr. Gatfield may provide consulting services to other entities, with the exceptions of WPP, Omnicom, Publicis or any of their respective subsidiaries or affiliates.

Interpublic may terminate Mr. Gatfield’s employment without “cause” (as defined in the agreement) and Mr. Gatfield may terminate his employment for “good reason” (as defined by the agreement). In the event that Interpublic terminates his employment, other than for “cause,” prior to April 15, 2009, he will be entitled to (i) the continued payment of his base salary and guaranteed bonuses through April 15, 2009, (ii) a $2 million severance payment, (iii) full vesting as of the termination date of restricted stock, stock options and performance shares awarded prior to the entry of the Supplemental Agreement, (iv) continued vesting of his SERIP award through April 15, 2009 (for a description, see “The Interpublic Senior Executive Retirement Income Plan”), and (v) the continuation of employee benefits at the levels at which he was participating prior to termination. Mr. Gatfield also may terminate his employment at any time by giving notice to Interpublic at least 30 days in advance.

Philippe Krakowsky Employment Agreement

On January 1, 2006, Interpublic entered into an employment agreement with Mr. Krakowsky to serve as Executive Vice President, Strategy and Corporate Relations. The agreement provides for an annual base salary of $550,000, of which Mr. Krakowsky has forgone $50,000 in consideration for an Executive Special Benefit Agreement made as of February 1, 2002 between Mr. Krakowsky and Interpublic. In addition to his annual salary, Mr. Krakowsky is eligible for a target annual bonus under the Annual Management Incentive Plan equal to 75% of his base salary, with the actual award in future years up to a maximum of 200% of target depending on Interpublic performance, his individual performance, and management discretion. In addition, the agreement provides that Mr. Krakowsky is entitled to (i) participate in Interpublic’s Capital Accumulation Plan, with an annual credit of $50,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, (iv) receive an annual financial planning allowance of $2,500 and (vi) participate in such other employee benefits and programs as are available from time to time to other key management executives generally. In 2007, the Compensation Committee increased Mr. Krakowsky’s annual target bonus to 100% of his base salary, with the actual award between 0% and 200% of target depending on Interpublic profits, individual performance and management discretion.

The agreement also provides for participation in Interpublic’s performance-based long-term incentive programs with a total expected annual target award value of $500,000, consisting of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee, with awards subject to performance and vesting terms and conditions consistent with those generally required of the executive team.

Interpublic may terminate Mr. Krakowsky’s employment without “cause” (as defined in the agreement) at any time. Following such termination, Mr. Krakowsky would be entitled to  receive severance pay equal to his base salary for 12 months, starting from the date notice of his termination is provided to him (the “Severance Period”); provided that if Mr. Krakowsky obtains alternative employment before the end of the Severance Period, the amount of his severance pay will be reduced (but not below zero) by the amount of the non-contingent compensation payable to Mr. Krakowsky in connection with his new employment for service before the end of the Severance Period. During the Severance Period, Mr. Krakowsky will be entitled to receive all employee benefits accorded to him prior to termination; provided that such benefits will cease on the date he accepts employment with another employer offering similar benefits. Mr. Krakowsky also may terminate his employment without “good reason” at any time by giving notice to Interpublic at least six months in advance.

Timothy A. Sompolski Employment Agreement

On July 6, 2004, Interpublic entered into an employment agreement with Mr. Sompolski to serve as Executive Vice President, Human Resources, of Interpublic. The agreement provides that in addition to his annual salary in the amount indicated above, Mr. Sompolski will be eligible for a target annual bonus under the Annual Management Incentive Plan equal to 75% of his base salary, with the actual award up to a maximum of 150% of base salary depending Interpublic profits, his individual performance, and management discretion. Under the agreement, Mr. Sompolski received a cash sign-on bonus of $100,000. In addition, the agreement provides that Mr. Sompolski is entitled to (i) participate in Interpublic’s Capital Accumulation Plan, with an annual credit of $75,000, (ii) receive an annual automobile allowance of $10,000, (iii) receive an annual club allowance of $10,000, (iv) receive an annual financial planning allowance of $2,500, (v) be reimbursed for legal expenses up to $7,500 incurred in the preparation of any employment agreement and (vi) participate in such other employee benefits and programs as are available from time to time to other key management executives generally.

The agreement also provides for (i) an initial long-term incentive grant of restricted stock having an aggregate market value of $400,000 vesting on the third anniversary date of the grant date, (ii) an initial long-term incentive grant of options to purchase shares of Interpublic Common Stock having an aggregate expected value of $800,000 on the date of grant, vesting in three equal annual amounts on the second, third and fourth anniversaries of the grant date and (iii) participation in Interpublic’s performance based long-term incentive programs with a total expected annual target award value of $400,000, consisting of stock options, restricted stock, performance-based restricted stock or another form of incentive at the discretion of the Compensation Committee, with awards subject to performance and vesting terms and conditions consistent with those generally required of the executive team.

Interpublic may terminate Mr. Sompolski’s employment without “cause” (as defined in the agreement) at any time. Following such termination, Mr. Sompolski would be entitled to a lump sum cash payment equal to the sum of (i) amount by which his annual salary at the then-current rate exceeds the salary paid to him for the period beginning on the date the notice of termination was given and ending on the termination date and (ii) a pro rata portion of his target bonus for the year in which the termination occurs; provided that if during this period Mr. Sompolski obtains alternative employment, he will be obligated to reimburse to Interpublic for all or any portion of the salary component of this payment received as compensation from the new employer. For a period of 12 months after receipt of a notice of termination, Mr. Sompolski will be entitled to receive all employment benefits accorded to him prior to termination which are made available to employees generally; provided that such benefits will cease on the date he accepts employment with another employer offering similar benefits. Mr. Sompolski also may terminate his employment for “good reason” (as defined by the agreement), in which case he will be entitled to the same compensation, benefits and perquisites as he would have received had his employment been terminated “without cause.”  Mr. Sompolski also may terminate his employment without “good reason” at any time by giving notice to Interpublic at least one month in advance.

Change of Control Arrangements

Executive Severance Agreements

Interpublic has entered into an agreement with each of the named executive officers pursuant to which a cash severance payment would become payable to the executive individual if, within two years after a “change of control,” (i) the executive’s employment is terminated by Interpublic other than for “cause” or (ii) the executive resigns for “good reason.”

The agreements provide that a “change of control” occurs if: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Interpublic or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of Interpublic’s then outstanding voting securities, (ii) a tender offer or exchange offer (other than an offer by Interpublic), pursuant to which 30% or more of the then outstanding shares of Common Stock were purchased, expires, (iii) the stockholders of Interpublic approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither Interpublic nor a corporation that was, prior to the merger or consolidation, a subsidiary of Interpublic, (iv) the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of Interpublic’s assets, or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by Interpublic’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

Under the agreements, Interpublic shall have “cause” to terminate an executive, following a “change of control,” if the executive: (a) engages in conduct that constitutes a felony and that results in the personal enrichment of the executive at Interpublic’s expense; (b) refuses to substantially perform his responsibilities for Interpublic; or (c) deliberately and materially breaches any agreement between himself and Interpublic and fails to remedy that breach within a 30-day cure period. An executive may resign for “good reason” following a “change of control” if, without his consent, in any circumstance other than his disability, (a) Interpublic fails to elect the executive, or removes him, from any office of Interpublic, (b) Interpublic reduces the executives compensation rate or fails to increase his compensation by a minimum amount within 12 months after a change of control, (c) Interpublic fails to provide the executive with fringe benefits, bonus plans, equity compensation, and other benefits that, in the aggregate, are at least as valuable to him as the fringe benefits, bonus plans, equity compensation, and other benefits he received immediately before the change of control, (d) Interpublic reduces the executive’s annual number of vacation days, (e) Interpublic breaches any agreement involving the executive, (f) Interpublic fails to obtain any successor company’s express assumption of the executive severance agreement, (g) Interpublic attempts to terminate the executive’s employment for cause without following the procedures outlined in the executive severance agreement, (h)  the executive’s principal place of work is moved to a different city or he is required to travel substantially more than he did before the change of control, or (i)  the executive determines in good faith that Interpublic has, without his consent, effected a significant change in his status within, or the nature or scope of his duties or responsibilities with, Interpublic and Interpublic failed to cure such situation within 30 days after written notice from the individual.

The severance payment to which an executive, other than Messrs. Dooner and Roth, would be entitled is equal to two times the individual’s average annual compensation during the two calendar years ended prior to the date of a “change of control.” Messrs. Dooner and Roth are entitled to receive three times such executive’s average annual compensation. The average compensation used in calculating the severance payment would be the executive’s taxable compensation plus any deferred compensation accrued during the two relevant years, but would not include any deferred compensation earned in prior years but paid during the two years and would not include any taxable compensation relating to any stock option or restricted stock plan of Interpublic.

Each agreement also provides that if the executive’s employment terminates in circumstances entitling him to a severance payment, he will, for a period of 18 months following the termination of his employment, neither (a) solicit any employee of Interpublic or any of its subsidiaries to leave such employ to enter into the employ of the individual, or any person or entity with which the individual is associated, nor (b) solicit or handle, on his own behalf or on behalf of any person or entity with which he is associated, the advertising, public relations, sales promotion or market research business of any advertiser which was a client of Interpublic or any of its subsidiaries on the date the individual’s employment terminates.

The agreements give the executive an option to limit payment under the agreements to such sum as would avoid subjecting the individual to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The executive severance agreements also give the executive a right to receive payment of sums previously deferred by the executive pursuant to employment agreements and under the Management Incentive Compensation Plans and amounts payable under an Executive Special Benefit Agreement. However, exercise of this right is subject to compliance with the requirements of Section 409A of the Internal Revenue Code.

SEVERANCE AND CHANGE OF CONTROL BENEFITS

Upon certain types of terminations of employment, severance benefits may be paid to the named executive officers. The severance benefits payable to each named executive officer are discussed in the description of the officer’s employment agreement. Summaries of each named executive officer’s employment agreement and other employment arrangements are summarized beginning on page 45 of this proxy statement. The following tables present the various payments and other benefits that each named executive officer would have received had his employment terminated as of December 31, 2006.

Estimated Current Value of Benefits Upon Termination for “cause” or for Voluntary Termination (without “good reason”)

The following tables present the payments and other benefits that each named executive officer would be entitled to receive had such executive’s employment been terminated for “cause” by Interpublic or by the executive without “good reason” on December 31, 2006. The definition of “cause” is defined under each executive’s employment agreement. In addition to the amounts set forth in this table, the executive would receive the non-qualified deferred compensation amount shown in the Nonqualified Deferred Compensation table on page 44.

Name	Severance $	Bonus Payment $	Unvested Stock Option Spread $(1)	Unvested Restricted Stock $	Performance Based Shares $	Pension Benefit $ (2)(3)	Welfare and Other Benefits $
Mr. Roth	0	0	0	0	0	n/a	0
Mr. Mergenthaler	0	0	0	0	0	n/a	0
Mr. Dooner	0	0	0	0	0	29,450,700	0
Mr. Gatfield	0	0	0	0	0	0	0
Mr. Krakowsky	0	0	0	0	0	245,833	0
Mr. Sompolski	0	0	0	0	0	n/a	0

(1)          Represents the aggregate amount of the difference between the closing stock price of Interpublic on December 29, 2006 ($12.24) and exercise price of the “in-the-money” options that vest upon the termination event described in this table.

(2)          Represents the total amount that would be paid to Mr. Dooner under 5 ESBAs entered into between 1986 and 2002. Under the ESBAs Mr. Dooner would receive the $29,450,700 in 15 annual installments of $1,963,380 commencing in 2007.  In the event of a termination of Mr. Dooner’s employment for “cause” Interpublic would contend that it has no obligation to make any payments under his ESBAs. The terms and conditions of Mr. Dooner’s ESBAs are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

(3)          Represents the current accrual under Mr. Krakowsky’s ESBA. Mr. Krakowsky would receive the benefit in a lump sum payment in 2007. In the event of a termination of Mr. Krakowsky’s employment for “cause” Interpublic would contend that it has no obligation to make any payment under his ESBA. The terms and conditions of Mr. Krakowsky’s ESBA are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

Estimated Current Value of Severance Benefits for Termination without “cause” or Voluntary Termination for “good reason”

The following table present the payments and other benefits that each named executive officer would be entitled to receive had such executive’s employment been terminated other than for “cause,” or if the executive resigned for “good reason” on December 31, 2006. The term “good reason” is defined under each executive’s employment agreement. In general, a termination of a named executive officer’s employment due to the continued disability of such executive would be deemed a termination without “cause.” In addition to the amounts set forth in this table, the executive would receive the non-qualified deferred compensation amount shown in the Nonqualified Deferred Compensation table on page 44.

Name	Severance $ (1)(2)	Bonus Payment $ (2)	Unvested Stock Option Spread $ (3)	Unvested Restricted Stock $	Performance Based Shares $	Pension Benefit $ (4)(5)(6)	Welfare and Other Benefits $ (7)(8)(9)
Mr. Roth	1,100,000	0	0	0	0	n/a	0
Mr. Mergenthaler	750,000	1,500,000	0	617,422	0	n/a	33,801
Mr. Dooner	1,250,000	0	0	0	0	29,450,700	0
Mr. Gatfield	6,276,562	446,250	61,566	240,005	300,249	1,500,000	52,574
Mr. Krakowsky	550,000	0	74,936	302,572	0	245,833	86,324
Mr. Sompolski	550,000	412,500	0	0	0	n/a	0

       (1) The payments reflected in the table for Messrs Roth, Dooner and Krakowsky apply only in the event of a termination without cause. The Employment Agreements of Messrs. Roth, Dooner and Krakowsky do not provide for special payments upon a resignation for “good reason.”

       (2) The form and time of the severance and bonus payments are described in the employment agreement detail under the heading Employment Agreements on page 45.

       (3) Represents the aggregate amount of the difference between the closing stock price of Interpublic on December 29, 2006 ($12.24) and exercise price of the “in-the-money” options that vest upon the termination event described in this table.

       (4) Represents the total amount that would be paid to Mr. Dooner under 5 ESBAs entered into between 1986 and 2002. Under the ESBAs Mr. Dooner would receive the $29,450,700 in 15 annual installments of $1,963,380 commencing in 2007.  In the event of a termination of Mr. Dooner’s employment for “cause” Interpublic would contend that it has no obligation to make any payments under his ESBAs. The terms and conditions of Mr. Dooner’s ESBAs are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

       (5) Represents the total amount that would be paid to Mr. Gatfield under his SERIP. Under the SERIP Mr. Gatfield would receive the $1,500,000 in 15 annual installments of $100,000 commencing in 2018, when he reaches the age of 60.  In the event of a termination of Mr. Gatfield’s employment for “cause” Interpublic would contend that it has no obligation to make any payments under his SERIP. The terms and conditions of Mr. Gatfield’s SERIP are described in greater detail on page 41 under the heading “The Interpublic Senior Retirement Income Plan.”

       (6) Represents the current accrual under Mr. Krakowsky’s ESBA. Mr. Krakowsky would receive the benefit in a lump sum payment in 2007. In the event of a termination of Mr. Krakowsky’s employment for “cause” Interpublic would contend that it has no obligation to make any payment under his ESBA. The terms and conditions of Mr. Krakowsky’s ESBA are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

       (7) Includes for Mr. Mergenthaler premiums for COBRA coverage paid on his behalf for twelve (12) months.

       (8) Includes for Mr. Krakowsky (i) premiums for medical/dental coverage paid by Interpublic, (ii) auto allowance, (iii) club dues, (iv) financial planning allowance, and (v) annual contribution under the CAP.

       (9) Includes for Mr. Gatfield (i) premiums for medical/dental coverage paid by Interpublic, (ii) auto allowance, (iii) club dues, and (iv) financial planning allowance.

Estimated Current Value of Severance Benefits for Death

The following tables present the payments and other benefits that each named executive officer would be entitled to receive in the event of such executive’s death on December 31, 2006.  In addition to the amounts set forth in the table, the executive’s beneficiary would receive the executive’s non-qualified deferred compensation balance shown in the Nonqualified Deferred Compensation table on page 44.

Name	Severance $	Bonus Payment $	Unvested Stock Option Spread $ (1)	Unvested Restricted Stock $	Performance Based Shares $	Pension Benefit $ (2)(3)	Welfare and Other Benefits $
Mr. Roth	0	0	0	0	0	n/a	0
Mr. Mergenthaler	0	0	0	0	0	n/a	0
Mr. Dooner	0	0	0	0	0	29,450,700	0
Mr. Gatfield	0	0	0	0	0	0	0
Mr. Krakowsky	0	0	0	0	0	245,833	0
Mr. Sompolski	0	0	0	0	0	n/a	0

(1)          Represents the aggregate amount of the difference between the closing stock price of Interpublic on December 29, 2006 ($12.24) and exercise price of the “in-the-money” options that vest upon the termination event described in this table.

(2)          Represents the total amount that would be paid to Mr. Dooner under 5 ESBAs entered into between 1986 and 2002. Under the ESBAs Mr. Dooner would receive the $29,450,700 in 15 annual installments of $1,963,380 commencing in 2007.  The terms and conditions of Mr. Dooner’s ESBAs are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

(3)          Represents the current accrual under Mr. Krakowsky’s ESBA. Mr. Krakowsky would receive the benefit in a lump sum payment in 2007. The terms and conditions of Mr. Krakowsky’s ESBA are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

Estimated Current Value of “Change of Control” Benefits as of December 31, 2006

The following tables present the payments and other benefits that each named executive officer would be entitled to receive under the 2006 PIP in the event of a “change of control” of the Company had such event occurred on December 31, 2006.

Name	Bonus Payment $ (1)	Unvested Stock Option Spread $ (2)		Unvested Restricted Stock $ (4)	Performance Based Shares $ (5)
Mr. Roth	3,300,000	2,100,943	(3)	5,970,550	10,096,494
Mr. Mergenthaler	1,500,000	414,211		970,975	6,797,851
Mr. Dooner	3,325,000	422,033		2,155,953	6,341,005
Mr. Gatfield	1,756,666	419,686		1,141,918	1,104,330
Mr. Krakowsky	825,000	210,234		506,038	3,138,996
Mr. Sompolski	825,000	337,627		874,511	3,530,138

(1)          Under the 2006 PIP, all MICP bonuses are paid out at the maximum performance level upon a “change of control.”

(2)          Represents the aggregate amount of the difference between the closing stock price of Interpublic on December 29, 2006 ($12.24) and exercise price of the “in-the-money” options that vest upon a change of control.

(3)          Includes $26,138 representing the aggregate amount of the difference between the closing stock price of Interpublic on December 29, 2006 ($12.24) and the base price of $12.165 for the 348,515 SAPUs awarded to Mr. Roth on August 4, 2005.

(4)          Includes the face value of accelerated shares of restricted stock upon a “change of control” assuming a $12.24 share price as of December 29, 2006.

(5)          Under the 2006 PIP, performance based shares immediately vest upon a “change of control” and are paid out at the maximum performance level. The performance based shares have an assumed share price of $12.24 as of December 29, 2006.

Estimated Current Value of Severance Benefits for Termination without Cause or Voluntary Termination for “good reason” following a “change of control” as of December 31, 2006

The following tables present the payments and other benefits that each named executive officer would be entitled to receive had such executive been terminated without “cause” or resigned for “good reason” on December 31, 2006, within two years following a “change of control” of the Company (a “qualifying termination”). The payments and other benefits reflected in the following table assumes the that the payments set forth in the “Estimated Current Value of “Change of Control” Benefits as of December 31, 2006” table have been made. The terms “change of control,” “cause” and “good reason” are defined in each executive’s executive severance agreement, as described in greater detail under the heading “Executive Severance Agreements” on page 50. In addition to the amounts set forth in this table, the executive would receive the non-qualified deferred compensation amount shown in the Nonqualified Deferred Compensation table on page 44.

Name	Severance $ (2)	Bonus Payment $ (2)	Unvested Stock Option Spread $ (3)	Unvested Restricted Stock $	Performance Based Shares $	Pension Benefit $ (4)(5)(6)	Welfare and Other Benefits $ (7)
Mr. Roth	5,358,584	1,350,000	0	0	0	n/a	0
Mr. Mergenthaler	3,042,863	775,000	0	0	0	n/a	0
Mr. Dooner	6,782,774	900,000	0	0	0	29,450,700	0
Mr. Gatfield(1)	6,276,562	446,250	0	0	0	1,500,000	52,574
Mr. Krakowsky	1,686,377	330,000	0	0	0	245,833	0
Mr. Sompolski	1,726,864	375,000	0	0	0	n/a	0

(1)   Reflects the severance and bonus payments under Mr. Gatfield’s employment agreement. In the event of a “change of control” for Mr. Gatfield, the severance and bonus payments he would be entitled to receive under his employment agreement as of December 31, 2006, are greater than his benefits under his executive severance agreement.

(2)   The form and time of the severance and bonus payments in the event of a Qualifying Termination are described in the summary of the executive severance agreements under the heading “Executive Severance Agreements” on page 50.

(3)   Represents the aggregate amount of the difference between the closing stock price of Interpublic on December 29, 2006 ($12.24) and exercise price of the “in-the-money” options that vest upon a change of control.

(4)   Represents the total amount that would be paid to Mr. Dooner under 5 ESBAs entered into between 1986 and 2002. Under the ESBAs Mr. Dooner would receive the $29,450,700 in 15 annual installments of $1,963,380 commencing in 2007. The terms and conditions of Mr. Dooner’s ESBAs are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

(5)   Represents the total amount that would be paid to Mr. Gatfield under his SERIP. Under the SERIP Mr. Gatfield would receive the $1,500,000 in 15 annual installments of $100,000 commencing in 2018, when he reaches the age of 60. In the event of a termination of Mr. Gatfield’s employment for “cause” Interpublic would contend that it has no obligation to make any payments under his SERIP. The terms and conditions of Mr. Gatfield’s SERIP are described in greater detail on page 41 under the heading “The Interpublic Senior Retirement Income Plan.”

(6)   Represents the current accrual under Mr. Krakowsky’s ESBA. Mr. Krakowsky would receive the benefit in a lump sum payment in 2007. The terms and conditions of Mr. Krakowsky’s ESBA are described in greater detail on page 41 under the heading “Executive Special Benefit Agreements.”

(7)   Includes for Mr. Gatfield (i) premiums for medical/dental coverage paid by Interpublic, (ii) auto allowance, (iii) club dues, and (iv) financial planning allowance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Interpublic’s directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Interpublic’s equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Interpublic’s equity securities and provide a copy of those filing to Interpublic. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2006, and on the written representations made by Interpublic’s directors and executive officer that no other reports were required, we believe that each person subject to Section 16(a) timely filed all required reports, except as follows:

On August 1, 2005, Frank Mergenthaler was awarded shares of restricted stock. A Form 4 was filed on August 3, 2005 which under reported by 10 shares the number of shares awarded. These shares were included in an amended Form 4 filed by Mr. Mergenthaler with the SEC on April 18, 2007.

On April 1, 2006, Christopher Carroll became Senior Vice President, Controller and Chief Accounting Officer. Mr. Carroll’s initial statement of beneficial ownership on Form 3, originally filed with the SEC on April 5, 2006, failed to include the 8,710 shares of Interpublic Common Stock owned by him. These shares were included in an amended Form 3 filed by Mr. Carroll with the SEC on April 18, 2007. On June 15, 2006, Mr. Carroll received an award of restricted stock. This award was not reported as required on a corresponding Form 4. This award was reported in a Form 4 filed by Mr. Carroll with the SEC on April 18, 2007.

On June 15, 2006, Thomas Dowling received an award of restricted stock. His Form 4 reporting the grants was filed with the SEC one business day after the date the filing was due.

On June 15, 2006, Mr. Dooner received an award of stock options and restricted stock. This award was not reported as required on a corresponding Form 4. This award was reported in a Form 4 filed by Mr. Dooner with the SEC on April 18, 2007.

2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the independent registered public accounting firm of Interpublic for 2006. This firm has been Interpublic’s independent auditors since 1952. PricewaterhouseCoopers LLP has advised Interpublic that it is an independent registered public accounting firm with respect to Interpublic and its subsidiaries within the meaning of the rules and regulations of the SEC.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Interpublic is submitting to the vote of shareholders at the annual Meeting a proposal to confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Interpublic for the year 2007. Interpublic is submitting this proposal to you because the Board of Directors believes that such action follows sound corporate practice. If you do not confirm the appointment of the independent registered public accounting firm, the Board of Directors will consider it a direction to consider selecting other auditors for 2008. However, even if you confirm the appointment, the Board of Directors may still appoint a new independent registered public accounting firm at any time during 2007 if it believes that such a change would be in the best interests of Interpublic and its stockholders.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services performed in connection with the consolidated financial statements and reports for fiscal years

2006 and 2005, respectively, and for other services rendered during those years with respect to Interpublic and its subsidiaries.

Fee Category	2006 $	% of Total	2005 ($)	% of Total
Audit Fees	65,840,000	93.0%	$83,334,000	92%
Audit Related Fees	250,000	0.5%	1,375,515	2%
Tax Fees	4,580,000	6.5%	5,444,000	6%
All Other Fees			—
Total Fees	70,670,000	100%	$90,153,515	100%

Audit Fees:   Consists of fees and out of pocket expenses billed for professional services rendered for the audit of Interpublic’s consolidated financial statements and the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, attest services, except those not required by statute or regulation.

2005 Audit Fees have been revised to include additional international fees previously not recorded.

Audit Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Interpublic’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connections with acquisitions/divestitures, assisting Interpublic with its preparations for compliance with Section 404 of the Sarbanes Oxley Act of 2002, advice on policies and procedures regarding the financial statement close process, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees:   Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consist of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with custom and duties audits, expatriate tax services and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include miscellaneous tax consulting and planning.

All Other Fees:   There were no amounts that comprised other fees.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee approves all audit and permissible non-audit services provided by the independent auditors. The permissible non-audit services may include audit-related services, tax-related services and all other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to its Chairman for projects less than $100,000, who must report any decision to the Audit Committee at the next scheduled meeting.

The affirmative vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of Interpublic’s financial reporting process. The Committee operates pursuant to a Charter approved by the Board.

Management is responsible for Interpublic’s consolidated financial statements and overall reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, Interpublic’s independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of Interpublic’s consolidated financial statements and expressing opinions as to the conformity of the annual consolidated financial statements with generally accepted accounting principles, management’s assessment as to whether Interpublic maintained effective internal control over financial reporting and on the effectiveness of internal control over financial reporting. With respect to the year ended December 31, 2006, the Audit Committee has:

•       Reviewed and discussed the audited consolidated financial statements with management;

•       Reviewed and discussed with PricewaterhouseCoopers LLP the scope, staffing and general extent of the audit;

•       Reviewed with management and PricewaterhouseCoopers LLP the selection, application and disclosure of Interpublic’s critical accounting policies used in the preparation of Interpublic’s annual audited financial statements;

•       Evaluated PricewaterhouseCoopers LLP’s performance, qualifications and quality control procedures;

•       Pre-approved all services, both audit (including all audit engagement fees and terms) and permitted, non-audit services performed by PricewaterhouseCoopers LLP;

•       Established clear policies with management for the hiring of current or former employees of PricewaterhouseCoopers LLP who participate in any capacity in Interpublic’s audit;

•       Overseen compliance with Interpublic’s Code of Ethics and procedures for the confidential and anonymous submission by employees of Interpublic and others of complaints about accounting, internal controls or auditing matters;

•       Reviewed with management, Interpublic’s internal auditors and PricewaterhouseCoopers LLP, Interpublic’s significant internal accounting and financial reporting controls and any significant deficiencies or material weaknesses relating to such internal accounting and financial reporting controls;

•       Overseen, with the assistance of outside counsel and a forensic accounting firm retained by the Audit Committee, the comprehensive review by management, Interpublic’s internal auditors and PricewaterhouseCoopers LLP, of Interpublic’s previously reported financial results and the resulting restatement of Interpublic’s previously issued financial results;

•       Overseen, with the assistance of outside counsel and a forensic accounting firm retained by the Audit Committee, the internal investigations conducted by management and Interpublic’s internal auditors of potential employee misconduct and the Remediation Plan developed by management with respect thereto;

•       Reviewed and discussed with management, Interpublic’s internal auditors and PricewaterhouseCoopers LLP, any disclosures made to the Committee by Interpublic’s Chief Executive Officer and Chief Financial Officer in connection with the certifications required by SEC rules to be made by each such officer in Interpublic’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•       Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 90 (Codification of Statements on Auditing Standards AU Section 380), as may be modified or supplemented; and

•       Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers LLP matters relating to that firm’s independence and considered whether performance by PricewaterhouseCoopers LLP of non-audit services for Interpublic is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of internal control over financial reporting be included in Interpublic’s Annual Report on Form 10-K for the year ended December 31, 2006.

Richard A. Goldstein, Chairman
H. John Greeniaus
William T. Kerr
J. Phillip Samper
David M. Thomas

3. STOCKHOLDER’S PROPOSAL ENTITLED “SEPARATE THE ROLES OF CEO AND CHAIRMAN”

Interpublic is advised that a stockholder intends to present the proposal set forth below for consideration and action by stockholders at the Annual Meeting. The name and address of this stockholder and the number of shares of Common Stock the stockholder has stated that he owns will be furnished to any shareholder by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The text of the stockholder’s proposal and supporting statement is as follows:

Text of Stockholder Proposal

RESOLVED—Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Board chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

Supporting Statement

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our CEO. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

More companies are recognizing the separation of CEO and Chairman to be a sound corporate practice. The Council of Institutional Investors adopted a Corporate Governance Policy which recommends, “The board should be chaired by an independent director.”

John Wilcox, head of Corporate Governance of TIAA-CREF predicted:  Separating the roles of chairman and CEO will become more common at U.S. companies, encouraging boards to worry less about preserving power and more about developing and incentivizing the best executive talent.

Separate the Roles of CEO and Chairman
Yes on 3

Interpublic’s Statement in Opposition

The Board believes strongly that it should have the discretion of deciding if and when Interpublic is best served by a chairman who acts in a dual role as chief executive officer. The Board, after careful consideration, determined that having Michael I. Roth in the combined role of board chair and chief executive officer (“CEO”) provides Interpublic with most efficient and effective leadership model. Consequently, on January 19, 2005, Interpublic amended Mr. Roth’s employment agreement to provide that he serve as Chairman and Chief Executive Officer.

The Board believes that the corporate governance measures that the Board adopted in 2003 ensure that strong, independent directors continue to effectively oversee our management and to provide vigorous oversight of our key issues relating to strategy, risk and integrity. As described in our Governance Principles, these measures include the designation of a Presiding Director. Effective May 25, 2006, Richard Goldstein, an independent director, became the board’s Presiding Director. In that role, Mr. Goldstein’s responsibilities include (1) consulting regularly with our the CEO on matters related to the board of directors, including the board agendas, (2) being available to be consulted by any of Interpublic’s senior executives as to any concerns they may have and (3) presiding at executive sessions of the board and serving as the liaison for communications to the CEO regarding such sessions.

The Board is structured to promote independence. Seven of the nine current directors are independent directors, which is well above the majority of independent directors mandated by the New York Stock Exchange. Interpublic’s Corporate Governance Committee (responsible for identifying and recommending nominees for election to the Board), the  Compensation Committee (responsible for setting the compensation of all officers of Interpublic, including the CEO) and the Audit Committee (responsible for considering the quality and integrity of Interpublic’s financial statements) consist entirely of independent, non-employee directors. Committee chairs approve agendas and materials for their committee meetings. Non-management directors meet in executive sessions that are not attended by management at least four times each year. Each director is an equal participant in decisions made by the full board, and the Presiding Director and the independent directors communicate regularly with the chief executive officer regarding appropriate board agenda topics and other board related matters.

There is no benefit in limiting the Board’s authority to choose the person it believes would best serve as chairman of the board. Interpublic’s board already has the authority to appoint an independent director as chairman. The proposal would therefore eliminate the flexibility of the board to consider whether a member of management is best positioned to serve in that role at any given time. Rigid application of the proposal would deprive the board of the ability to evaluate the particular needs of Interpublic, the specific qualifications of the individual in question and the particular facts and circumstances of Interpublic, as it considers candidates for chairman. The Board believes that shareowners are best served by a board that can adapt its structure to the needs of Interpublic and the capabilities of its directors and senior executives.

The Board is focused on Interpublic’s corporate governance practices and will continue to reevaluate its policies on an ongoing basis. In view of Interpublic’s highly independent board, Interpublic’s strong corporate governance practices and the fact that Interpublic has an independent director who serves as Presiding Director, the Board believes that the stockholder proposal is unnecessary and would not strengthen the board’s independence or oversight functions. We believe it would be detrimental to shareowner interests to remove the board’s business judgment to decide who is the best person to serve as chairman under particular circumstances that exist from time to time, whether such person is independent or a member of management. The Board will continue to reexamine its policies on an ongoing basis to ensure that its corporate governance sufficiently addresses Interpublic’s needs.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

4. STOCKHOLDER’S PROPOSAL ENTITLED “SPECIAL SHAREHOLDER MEETINGS”

Interpublic is advised that a stockholder intends to present the proposal set forth below for consideration and action by stockholders at the Annual Meeting. The name and address of this stockholder and the number of shares of Common Stock the stockholder has stated that he owns will be furnished to any stockholder by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The text of the stockholder’s proposal and supporting statement is as follows:

Text of Stockholder Proposal

RESOLVED, shareholders ask our board of directors to amend our bylaws to give holders of 10% (or the lowest possible percentage above 10%) of our outstanding common stock the power to call a special shareholder meeting.

Supporting Statement

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important in the context of a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Thus this proposal asks our board to amend our bylaws to establish a process by which holders or 10% of our outstanding common shares may demand that a special meeting be called. The corporate laws of many states provide that holders of 10% of shares may call a special meeting.

Currently a 51%-vote is required for us to call a special meeting.

Prominent institutional investors and organizations support a shareholder right to call a special meeting. Fidelity and Vanguard are among the mutual funds supporting a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System, also favor preserving this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, take special meeting rights into account when assigning company ratings. This topic also won 65% support of JPMorgan Chase & Co. (JPM) shareholders at the 2006 JPM annual meeting.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•       The Corporate Library http://www.thecorporatelibrary.com/, an independent investment research firm, rated our company “Very High Concern” in Accounting.

•       The Corporate Library lowered its overall Rating for Interpublic from B to C, due to our continued inability to comply with Section 404 of Sarbanes-Oxley.

•       We had no Independent Chairman—Independent oversight concern.

•       We had two inside directors and one director with a potentially compromising non-director link to our company—Independence concerns.

•       Our directors also served on 3 boards rated D by The Corporate Library:

1) Mr. Bell	Warnaco Group (WRNC)	D-rated
	DHB Industries	D-rated
2) Mr. Kerr	Meredith Corp. (MDP)	D-rated

•       Mr. Kerr was also appointed in 2006 to serve on our Audit Committee and Compensation Committee.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to enable shareholders to call for:

Special Shareholder Meetings
Yes on 4

Interpublic’s Statement in Opposition

The Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

Special Meetings—Under our by-laws, a special meeting of stockholders may be called at any time by the Board, and must be called by the Chairman of the Board, a Co-Chairman of the Board or the Secretary of Interpublic upon the written request of a majority of either (i) the Board of Directors or (ii) a majority of the outstanding common stock. This by-law provision conforms to the requirements of the Delaware Corporation Law. For a company with as many stockholders as Interpublic, a special meeting of stockholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting. Calling special meetings of stockholders is not a matter to be taken lightly, and should be extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting.

Directors’ business judgment—Enabling a minority of stockholders to call special meetings could impose substantial administrative and financial burdens on Interpublic, and significantly disrupt the conduct of Interpublic’s business. The current by-law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors, according to their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of stockholders to convene a special meeting.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

INFORMATION FOR STOCKHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BANK OR BROKER.

Under SEC rules, brokers and banks that hold stock for the account of their customers are permitted to elect to deliver a single Annual Report and proxy statement (as well as other stockholder communications from the issuer) to two or more stockholders that share the same address. If you and other residents at your mailing address own shares of Common Stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of Interpublic’s 2006 Annual Report and this Proxy Statement. If you did not notify your broker or bank of your objection, you may have been deemed to have consented to the arrangement. If you determine that you would prefer in the future to receive a separate copy of Interpublic’s Annual Reports and Proxy Statements, you may revoke your consent at any time by notifying Interpublic by letter addressed to The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, NY 10036, Attention: Secretary or by calling Corporate Communications at (212) 704-1200. Your notification should include the name of your brokerage firm or bank and your account number.

If your household received only single copy of the 2006 Annual Report or this Proxy Statement and you would like to receive a separate copy , please contact Interpublic at the above address or telephone number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of our Annual Reports and Proxy Statements at your address and would like to receive only one copy for your household, please contact your broker or bank.

INFORMATION FOR PARTICIPANTS IN THE INTERPUBLIC GROUP
OF COMPANIES, INC. SAVINGS PLAN.

Participants in The Interpublic Group of Companies, Inc., Savings Plan (the “Plan”) may vote the number of shares of Interpublic’s Common Stock equivalent to the interest in Interpublic’s Common Stock credited to their accounts under the Plan as of the record date. Participants may vote by instructions given to JPMorgan Chase Bank, N.A. (“JPMorgan”), the trustee of the Plan, pursuant to the proxy card being mailed with this document to Plan participants. JPMorgan will vote shares in accordance with duly executed instructions if received on or before May 21, 2007. If JPMorgan does not receive timely instructions, the Common Stock credited to that participant’s account, pursuant to the terms of the Trust Agreement executed by Interpublic and JPMorgan, will not be voted by JPMorgan. JPMorgan will vote any shares of Common Stock held by the Plan that are not specifically allocated to any individual Plan participant (known as the suspense account) in the same proportion that JPMorgan votes the Common Stock for which it receives timely instructions.

SOLICITATION OF PROXIES

This solicitation of proxies is made on behalf of the Board of Directors of Interpublic. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax, e-mail or other means by officers, directors and employees of Interpublic, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees for the account of their customers will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by Interpublic. D.F. King & Co., New York, N.Y., has been retained to assist Interpublic in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $12,000, plus reasonable out-of-pocket expenses. Interpublic also has agreed to indemnify D.F. King for certain liabilities, including liabilities arising under the federal securities laws.

The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Nicholas J. Camera
Secretary
April 25, 2007

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, AGAINST PROPOSALS 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

		PLEASE MARK YOUR VOTES AS IS IN THIS EXAMPLE ☒		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.
					FOR	AGAINST	ABSTAIN
1. Election of Directors				2. Confirm the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2007	☐	☐	☐
		FOR	AGAINST FOR ALL		FOR	AGAINST	ABSTAIN
Nominees: 01. Frank J. Borelli 02. Reginald K. Brack	05. H. John Greeniaus 06. William T. Kerr	☐	☐	3. Stockholder Proposal on Separation of Chairman and CEO	☐	☐	☐
03. Jill M. Considine 04. Richard A. Goldstein	07. Michael I. Roth 08. J. Phillip Samper 09. David M. Thomas				FOR	AGAINST	ABSTAIN
				4. Stockholder Proposal on Special Shareholder Meetings	☐	☐	☐

		If you plan to attend the Annual Meeting	WILL ATTEND ☐
For, except vote against for the following nominee(s):		please mark
the WILL
ATTEND box

Signature	Signature	Date
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/ipg		1-866-540-5760
OR
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

      If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the Internet at http://www.Interpublic.com

FORM OF PROXY

THE INTERPUBLIC GROUP OF COMPANIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, May 24, 2007

The undersigned hereby constitutes and appoints Michael I. Roth, Frank Mergenthaler and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE INTERPUBLIC GROUP OF COMPANIES, INC. to be held in the MT&R Theater of The Museum of Television & Radio, 25 West 52nd Street, New York, New York, on Thursday, May 24, 2007 at 9:30 A.M. Eastern Time, and at any adjournments thereof, on all matters to come before the meeting. If you are a participant in The Interpublic Group of Companies, Inc. Savings Plan (the “Plan”), this card also constitutes voting instructions by the undersigned to JPMorgan Chase Bank, N.A. (“JPMorgan”), the trustee of the trust maintained under the Plan, for all shares held of record by JPMorgan as to which the undersigned is entitled to direct the voting. Any shares for which voting instructions are not timely received, will not be voted by JPMorgan. JPMorgan will vote any unallocated shares held under the Plan in the same proportion as it votes shares for which timely instructions are received.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, AGAINST PROPOSALS 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE INTERPUBLIC GROUP OF COMPANIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2007

9:30 A.M.

MT&R THEATER

OF THE MUSEUM OF TELEVISION & RADIO

25 WEST 52ND STREET

NEW YORK, NEW YORK